Exhibit 99.2

Draft for discussion purposes only dated May 24, 2010

Subject to revision and comments

THIS CCAA PLAN IS NOT BEING FILED OR DISTRIBUTED FOR THE PURPOSE OF

SOLICITING VOTES – ANY SOLICITATION OF THIS CCAA PLAN SHALL BE IN

CONJUNCTION WITH A COURT-APPROVED INFORMATION CIRCULAR

Court File No. 500-11-036133-094

IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT (CANADA)

AND IN THE MATTER OF A PLAN OF REORGANIZATION AND COMPROMISE

OF

ABITIBIBOWATER INC.,

AND CERTAIN OF ITS SUBSIDIARIES LISTED IN SCHEDULE “A” HERETO

APPLICATION UNDER THE COMPANIES’ CREDITORS ARRANGEMENT ACT (CANADA),

SECTION 191 OF THE CANADA BUSINESS CORPORATIONS ACT,

—, 2010

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		3
1.1	Definitions	3
1.2	Interpretation, etc.	22
1.3	Date for any Action	23
1.4	Time	23
1.5	Statutory References	23
1.6	Schedules	24

ARTICLE 2 COMPROMISE AND ARRANGEMENT		24
2.1	Persons Affected	24
2.2	Classes of Affected Claims	24
2.3	Excluded Claims	25
2.4	Treatment of Affected Claims	26
2.5	No Vote Occurrence	34

ARTICLE 3 TREATMENT OF UNAFFECTED CREDITORS		35
3.1	CCAA Charge and Administrative Claims	35
3.2	Secured Claims	35
3.3	Securitization Claims	35
3.4	BI DIP Lender Claims	36
3.5	Inter-company Claims	36
3.6	Allowed Insured Claims	36
3.7	Deemed Unaffected Creditors	36
3.8	Government Priority Claims	36
3.9	Supplemental Distribution	36
3.10	Monitor’s Fees and Expenses	37
3.11	No Distribution of New ABH Common Stock to Unaffected Creditors	37

ARTICLE 4 VALUATION OF AFFECTED CLAIMS, CREDITORS’ MEETING AND RELATED MATTERS		37
4.1	Conversion of Affected Claims into Canadian Currency	37
4.2	Affected Claims	37
4.3	Creditors’ Meeting	38
4.4	Approval by each Affected Unsecured Creditor Class	38
4.5	Order to Establish Procedure for Valuing Affected Claims	38
4.6	Affected Claims for Voting Purposes	38
4.7	Adjournments	39
4.8	Voting of Proxies	39
4.9	Claims Bar Dates	39

ARTICLE 5 DISTRIBUTIONS IN RESPECT OF DISPUTED CLAIMS		40
5.1	No Distributions Pending Allowance	40
5.2	Applicants Reserve	40
5.3	Distributions From Applicants Reserve Once Disputed Claims Resolved	40

ARTICLE 6 IMPLEMENTATION OF THE CCAA PLAN		41
6.1	CCAA Plan Implementation	41
6.2	Restructuring Transactions	42
6.3	Listing of Shares of New ABH Common Stock	43
6.4	Management and Director Compensation and Incentive Plans and Programs	43
6.5	Employee Compensation and Benefit Programs	43
6.6	CCAA Plan Releases	43
6.7	Injunction Related to Releases	47
6.8	Waiver of Defaults	47
6.9	Cancellation, Assignment, Transfer or Other Alienation of Canadian Unsecured Notes, Canadian Secured Notes, ACCC Term Loan Documents, BCFPI Secured Bank Documents and Agreements	47
6.10	Cancellation of Liens	48
6.11	Corporate Governance	48

ARTICLE 7 PROVISIONS GOVERNING DISTRIBUTIONS		48
7.1	Distributions for Claims Allowed as at the Initial Distribution Date	48
7.2	Assignment of Claims	49
7.3	Interest on Affected Unsecured Claims	49
7.4	Distributions by Disbursing Agent	49
7.5	Disbursing Agent Shall Not Distribute Cash Below Cdn$ 10	49
7.6	Disbursing Agent Shall Not Distribute Fractional Shares	50
7.7	Disbursing Agent Shall Not Distribute Fractional Cents	50
7.8	Delivery of Distributions	50
7.9	Withholding Taxes	51
7.10	Multiple Affected Claims	51
7.11	No Double Recovery on Allowed Cross-border Claims	51
7.12	Guarantees and Similar Covenants	52
7.13	Payment of Indenture Trustees Fees	52
7.14	Special Provisions Regarding Allowed Insured Claims	52

ARTICLE 8 MISCELLANEOUS		52
8.1	Contracts and Leases	52
8.2	Confirmation of CCAA Plan	53
8.3	Paramountcy	53
8.4	Modification of CCAA Plan	53
8.5	Conditions Precedent to Implementation of CCAA Plan	54
8.6	Waiver of Conditions	58
8.7	Notices	58
8.8	Severability of CCAA Plan Provisions	59
8.9	Revocation, Withdrawal or Non-consummation	59
8.10	Governing Law	60
8.11	Independence of Jurisdiction	60
8.12	Successors and Assigns	60

PLAN OF REORGANIZATION AND COMPROMISE

Plan of Reorganization and Compromise of AbitibiBowater Inc. and certain of its subsidiaries listed in Schedule “A” hereto pursuant to the Companies’ Creditors Arrangement Act (Canada) and pursuant to Section 191 of the Canada Business Corporations Act.

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this CCAA Plan (including the Schedules hereto), unless otherwise stated or the context otherwise requires:

“0% Unsecured Notes” means the 0% Unsecured Notes due 2012 issued by ACCC pursuant to the 0% Unsecured Notes Note Agreement;

“0% Unsecured Notes Note Agreement” means the note agreement dated as of May 28, 2004 between ACCC, as issuer, and Investissement Québec, as lender;

“6.00% Senior Notes” means the 6.00% Senior Notes due June 20, 2013 issued by ACCC pursuant to the 6.00% Senior Notes Indenture;

“6.00% Senior Notes Indenture” means the indenture dated as of December 11, 2001, as supplemented, between ACCC, as issuer, and the 6.00% Senior Notes Indenture Trustee;

“6.00% Senior Notes Indenture Trustee” means The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 6.00% Senior Notes Indenture;

“7.40% Debentures” means the 7.40% Debentures due April 1, 2018 issued by ACI pursuant to the 7.40% Debentures Indenture;

“7.40% Debentures Indenture” means the indenture dated as of April 6, 1998, as supplemented, between ACI, as issuer, and the 7.40% Debentures Indenture Trustee;

“7.40% Debentures Indenture Trustee” means Computershare Trust Company of Canada, as successor trustee to Montreal Trust Company and its successors and assigns, as indenture trustee under the 7.40% Debentures Indenture;

“7.50% Debentures” means the 7.50% Debentures due April 1, 2028 issued by ACI pursuant to the 7.50% Debentures Indenture;

“7.50% Debentures Indenture” means the indenture dated as of April 6, 1998, as supplemented, between ACI, as issuer, and the 7.50% Debentures Indenture Trustee;

“7.50% Debentures Indenture Trustee” means Computershare Trust Company of Canada, as successor trustee to Montreal Trust Company and its successors and assigns, as indenture trustee under the 7.50% Debentures Indenture;

“7.75% Notes” means the 7.75% Notes due June 15, 2011 issued by ACCC pursuant to the 7.75% Notes Indenture;

“7.75% Notes Indenture” means the indenture dated as of June 15, 2004, as supplemented, among ACCC, as issuer, and the 7.75% Notes Indenture Trustee;

“7.75% Notes Indenture Trustee” means The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 7.75% Notes Indenture;

“7.875% Notes” means the 7.875% Notes due August 1, 2009 issued by ACF LP pursuant to the 7.875% Notes Indenture;

“7.875% Notes Indenture” means the indenture dated as of July 26, 1999, as supplemented, between ACF LP and ACI, as issuers, and the 7.875% Notes Indenture Trustee;

“7.875% Notes Indenture Trustee” means The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 7.875% Senior Notes Indenture;

“7.95% Notes” means the 7.95% Notes due November 15, 2011 issued by BCFC pursuant to the 7.95% Notes Indenture;

“7.95% Notes Indenture” means the indenture dated as of October 31, 2001, as supplemented, between BCFC, as issuer, and the 7.95% Notes Indenture Trustee;

“7.95% Notes Indenture Trustee” means The Bank of New York and its successors and assigns, as indenture trustee under the 7.95% Notes Indenture;

“8.375% Senior Notes” means the 8.375% Senior Notes due April 1, 2015 issued by ACCC pursuant to the 8.375% Senior Notes Indenture;

“8.375% Senior Notes Indenture” means the indenture dated as of December 11, 2001, as supplemented, between ACCC, as issuer, and the 8.375% Senior Notes Indenture Trustee;

“8.375% Senior Notes Indenture Trustee” means The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 8.375% Senior Notes Indenture;

“8.50% Debentures” means the 8.50% Debentures due August 1, 2029 issued by ACI pursuant to the 8.50% Debentures Indenture;

“8.50% Debentures Indenture” means the indenture dated as of July 26, 1999, as supplemented, between ACI and ACF LP, as issuers, and the 8.50% Debentures Indenture Trustee;

“8.50% Debentures Indenture Trustee” means The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 8.50% Debentures Indenture;

“8.55% Senior Notes” means the 8.55% Senior Notes due August 1, 2010 issued by ACI pursuant to the 8.55% Senior Notes Indenture;

“8.55% Senior Notes Indenture” means the indenture dated as of July 26, 1999, as supplemented, between ACI and ACF LP, as issuers, and the 8.55% Senior Notes Indenture Trustee;

“8.55% Senior Notes Indenture Trustee” means The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 8.55% Senior Notes Indenture;

“8.85% Debentures” means the 8.85% Debentures due April 1, 2030 issued by ACI pursuant to the 8.85% Debentures Indenture;

“8.85% Debentures Indenture” means the indenture dated as of July 26, 1999, as supplemented, between ACI and ACF LP, as issuers, and the 8.85% Debentures Indenture Trustee;

“8.85% Debentures Indenture Trustee” means The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 8.85% Debentures

“10.26% Senior Notes (Series D)” means the 10.26% Senior Notes (Series D) due January 15, 2011 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.26% Senior Notes (Series D) Note Agreement;

“10.26% Senior Notes (Series D) Note Agreement” means the note agreement dated as of November 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto;

“10.50% Senior Notes (Series B)” means the 10.50% Senior Notes (Series B) due June 15, 2010 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.50% Senior Notes (Series B) Note Agreement;

“10.50% Senior Notes (Series B) Note Agreement” means the note agreement dated as of June 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto;

“10.60% Senior Notes (Series C)” means the 10.60% Senior Notes (Series C) due January 15, 2011 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.60% Senior Notes (Series C) Note Agreement;

“10.60% Senior Notes (Series C) Note Agreement” means the note agreement dated as of November 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto;

“10.625% Senior Notes (Series A)” means the 10.625% Senior Notes (Series A) due June 15, 2010 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.625% Senior Notes (Series A) Note Agreement;

“10.625% Senior Notes (Series A) Note Agreement” means the note agreement dated as of June 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto;

“10.85% Debentures” means the 10.85% Debentures due November 30, 2014 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.85% Debentures Indenture;

“10.85% Debentures Indenture” means the trust indenture dated as of December 12, 1989, as supplemented, between BCFPI (f/k/a Canadian Pacific Forest Products Limited), as issuer, and the 10.85% Debentures Indenture Trustee;

“10.85% Debentures Indenture Trustee” means Computershare Trust Company of Canada, as successor trustee to Montreal Trust Company and its successors and assigns, as indenture trustee under the 10.85% Debentures Indenture;

“15.5% Guarantor Applicant” means any of 3224112 Nova Scotia Limited, Marketing Donohue Inc., Abitibi-Consolidated Canadian Office Products Holdings Inc., 3834328 Canada Inc., 6169678 Canada Inc., Donohue Recycling Inc., 1508756 Ontario Inc., The Jonquière Pulp Company, The International Bridge and Terminal Company, Scramble Mining Ltd., Terra Nova Explorations Ltd. and Abitibi-Consolidated (U.K.) Inc.;

“15.5% Guarantor Applicant Affected Unsecured Claim” means any Affected Claim against a 15.5% Guarantor Applicant;

“15.5% Guarantor Applicant Affected Unsecured Creditor” means any creditor that is the Holder of a 15.5% Guarantor Applicant Affected Unsecured Claim;

“15.5% Guarantor Applicant Affected Unsecured Creditor Class” means, in respect of each 15.5% Guarantor Applicant, the class of creditors grouped in accordance with their Affected Claims against such 15.5% Guarantor Applicant for the purpose of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, each class being comprised solely of the 15.5% Guarantor Applicant Affected Unsecured Creditors that are Holders of an Affected Claim against such 15.5% Guarantor Applicant;

“15.5% Pro Rata” means, at any time, the proportion that the Face Amount of a 15.5% Senior Unsecured Notes Claim in a particular class bears to the aggregate Face Amount of all 15.5% Senior Unsecured Notes Claims in such class (including Disputed Claims but excluding any Disallowed Claims);

“15.5% Senior Unsecured Notes” means the 15.5% Senior Unsecured Notes due July 15, 2010 issued by ACCC pursuant to the 15.5% Senior Unsecured Notes Indenture;

“15.5% Senior Unsecured Notes Claim” means any Affected Claim against any 15.5% Guarantor Applicant, ACI, ACCC, Saguenay Forest Products or ACNSI pursuant to the 15.5% Senior Unsecured Notes;

“15.5% Senior Unsecured Notes Creditor” means any creditor that is the Holder of a 15.5% Senior Unsecured Note Claim;

“15.5% Senior Unsecured Notes Indenture” means the indenture dated as of April 1, 2008, as supplemented, between ACCC, as issuer, and the 15.5% Senior Unsecured Notes Indenture Trustee;

“15.5% Senior Unsecured Notes Indenture Trustee” means Wilmington Trust Company, as successor indenture trustee to Wells Fargo Bank, National Association under the 15.5% Senior Unsecured Notes Indenture;

“18.6 Petitioners” has the meaning ascribed to such term in the Initial Order;

“ABH” means AbitibiBowater Inc.;

“Abitibi Administration Charge” has the meaning ascribed to such term in the Initial Order;

“AbitibiBowater Canada” means AbitibiBowater Canada Inc.;

“AbitibiBowater Canada Affected Unsecured Claim” means any Affected Claim against AbitibiBowater Canada;

“AbitibiBowater Canada Affected Unsecured Creditor” means any creditor that is the Holder of an AbitibiBowater Canada Affected Unsecured Claim;

“AbitibiBowater Canada Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against AbitibiBowater Canada for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the AbitibiBowater Canada Affected Unsecured Creditors;

“Abitibi D&O Charge” has the meaning ascribed to such term in the Initial Order;

“ABL Exit Financing Facility” means the senior secured asset-based revolving facility to be entered into by the Reorganized Debtors and the lender(s) thereunder as contemplated in Section [6.10] of the U.S. Plan, providing for the principal terms and conditions set forth on Plan Supplement [9] under the U.S. Plan;

“ACCC” means Abitibi-Consolidated Company of Canada;

“ACCC Administrative Agent” means Wells Fargo Bank, N.A. (as successor-in-interest to Goldman Sachs Credit Partners L.P.) in its capacity as administrative agent and collateral agent under the ACCC Term Loan, and its successors and assigns;

“ACCC Affected Unsecured Claim” means any Affected Claim against ACCC, including any 15.5% Senior Unsecured Notes Claim against ACCC;

“ACCC Affected Unsecured Creditor” means any creditor that is the Holder of an ACCC Affected Unsecured Claim;

“ACCC Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against ACCC for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the ACCC Affected Unsecured Creditors;

“ACCC Term Lenders” means the lenders party from time to time to the ACCC Term Loan Documents;

“ACCC Term Loan Claim” means, subject to paragraphs 13 and 14 of the Third Claims Procedure Order, any Claim of any ACCC Term Lender, the ACCC Administrative Agent or the ACCC Collateral Agent pursuant to the ACCC Term Loan Documents, and interest accrued thereon and any unpaid costs, fees and other amounts relating thereto as of the Implementation Date;

“ACCC Term Loan Documents” means that certain Credit and Guaranty Agreement, dated as of April 1, 2008 (as may have been amended, supplemented, restated, or otherwise modified from time to time), among ACCC in its capacity as a borrower, certain subsidiaries of ABH as guarantors, the lenders from time-to-time party thereto and the ACCC Administrative Agent, together with all other loan documents, guaranty, and security documents executed in connection therewith or which relate thereto;

“ACI” means Abitibi-Consolidated Inc.;

“ACI Affected Unsecured Claim” means any Affected Claim against ACI, including any 15.5% Senior Unsecured Notes Claim against ACI;

“ACI Affected Unsecured Creditor” means any creditor that is the Holder of an ACI Affected Unsecured Claim;

“ACI Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against ACI for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the ACI Affected Unsecured Creditors;

“ACI DIP Charge” has the meaning ascribed to such term in the Initial Order;

“ACI Inter-company Advances Charge” has the meaning ascribed to such term in the Initial Order;

“ACF LP” means Abitibi-Consolidated Finance L.P.;

“ACNSI” means Abitibi-Consolidated Nova Scotia Incorporated;

“ACNSI Affected Unsecured Claim” means any Affected Claim against ACNSI, including any 15.5% Senior Unsecured Notes Claim against ACNSI;

“ACNSI Affected Unsecured Creditor” means any creditor that is the Holder of an ACNSI Affected Unsecured Claim;

“ACNSI Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against ACNSI for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the ACNSI Affected Unsecured Creditors;

“Ad Hoc Unsecured Noteholders Committee” means the informal committee of certain Holders of Canadian Unsecured Notes Claims;

“Administrative Claim” means, in respect of any Cross-border Debtor, a Claim to the extent that it is of the kind described in section 503(b) of the Bankruptcy Code and is entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (i) any actual and necessary expenses of preserving the estate of such Cross-border Debtor, (ii) any actual and necessary expenses of operating the business of such Cross-border Debtor, (iii) all allowances of compensation or reimbursement of expenses to such Cross-border Debtor to the extent allowed by the Bankruptcy Court under sections 330(a), 331 or 503(b)(2), (3), (4) or (5) of the Bankruptcy Code, (iv) Claims of such Cross-border Debtor arising under section 503(b)(9) of the Bankruptcy Code, and (v) all fees and charges payable by such Cross-border Debtor pursuant to section 1930 of title 28 of the United States Code;

“Affected Claims” means all Claims other than Excluded Claims;

“Affected Unsecured Claims” means the ACI Affected Unsecured Claims, the ACCC Affected Unsecured Claims, the 15.5% Guarantor Applicant Affected Unsecured Claims, the Saguenay Forest Products Affected Unsecured Claims, the BCFPI Affected Unsecured Claims, the BCFC Affected Unsecured Claims, the Bowater Canadian Limited Affected Unsecured Claims, the AbitibiBowater Canada Affected Unsecured Claims, the Bowater Maritimes Affected Unsecured Claims and the ACNSI Affected Unsecured Claims;

“Affected Unsecured Creditor” means any creditor that is the Holder of an Affected Unsecured Claim and may, if the context requires, mean an assignee of an Affected Unsecured Claim or a trustee, interim receiver, receiver manager, or other Person acting on behalf of such Person, if such assignee or other Person has been recognized by the affected Applicant, the Disbursing Agent or the Servicer, as the case may be;

“Affected Unsecured Creditor Classes” means the ACI Affected Unsecured Creditor Class, the ACCC Affected Unsecured Creditor Class, the 15.5% Guarantor Applicant Affected Unsecured Creditor Classes, the Saguenay Forest Products Affected Unsecured Creditor Class, the BCFPI Affected Unsecured Creditor Class, the BCFC Affected Unsecured Creditor Class, the Bowater Canadian Limited Affected Unsecured Creditor Class, the AbitibiBowater Canada Affected Unsecured Creditor Class, the Bowater Maritimes Affected Unsecured Creditor Class and the ACNSI Affected Unsecured Creditor Class;

“Allowed Cross-border Claim” has the meaning ascribed to such term in Section 7.10;

“Allowed Insured Claim” means a Proven Claim in respect of an Insured Claim;

“Applicants” means the direct and indirect subsidiaries of ABH participating in the CCAA Proceedings listed in Schedule “A” hereto;

“Applicants Reserve” means the reserve to be established and maintained under this CCAA Plan by the Monitor, in its capacity as Disbursing Agent, by holding on account of Disputed Claims a number of shares of New ABH Common Stock equal to the amount of shares of New ABH Common Stock that the Holders of Disputed Claims would be entitled to receive if all such Disputed Claims had been Proven Claims in their entire amount on the Initial Distribution Record Date;

“Backstop Agreement” means the backstop commitment agreement entered into by ABH and certain of the Holders of Affected Unsecured Claims as of May 23, 2010 in connection with the Rights Offering;

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. sections 101 et seq., as amended from time to time;

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware in which the Chapter 11 Cases were filed or any other United States court with jurisdiction over the Chapter 11 Cases;

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and standing orders of the Bankruptcy Court, as amended from time to time;

“BCFC” means Bowater Canada Finance Corporation;

“BCFC Affected Unsecured Claim” means any Affected Claim against BCFC;

“BCFC Affected Unsecured Creditor” means any creditor that is the Holder of a BCFC Affected Unsecured Claim;

“BCFC Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against BCFC for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the BCFC Affected Unsecured Creditors;

“BCFPI” means Bowater Canadian Forest Products Inc.;

“BCFPI Administrative Agent” means Bank of Nova Scotia in its capacity as administrative agent under the BCFPI Secured Bank Documents, and its successors and assigns;

“BCFPI Affected Unsecured Claim” means any Affected Claim against BCFPI;

“BCFPI Affected Unsecured Creditor” means any creditor that is the Holder of a BCFPI Affected Unsecured Claim;

“BCFPI Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against BCFPI for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the BCFPI Affected Unsecured Creditors;

“BCFPI Lenders” means the lenders party from time to time to the BCFPI Secured Bank Documents;

“BCFPI Secured Bank Claim” means any Claim of any BCFPI Lender or the BCFPI Administrative Agent pursuant to the BCFPI Secured Bank Documents, and interest accrued thereon and any unpaid costs, fees and other amounts relating thereto as of the Implementation Date;

“BCFPI Secured Bank Documents” means that certain Credit Agreement, dated as of May 31, 2006, as amended by that certain First Amendment dated as of July 20, 2007, that certain Second Amendment dated as of October 31, 2007, that certain Third Amendment and Waiver dated as of February 25, 2008, that certain Fourth Amendment dated as of March 31, 2008, that certain Fifth Amendment dated as of April 30, 2008, that certain Sixth Amendment dated as of May 28, 2008, that certain Seventh Amendment dated as of June 6, 2008, that certain Eighth Amendment dated as of June 30, 2008, that certain Ninth Amendment and Waiver dated as of August 7, 2008, that certain Tenth Amendment and Waiver dated as of November 12, 2008 and that certain Eleventh Amendment and Consent dated as of February 27, 2009; and as further modified by the letter agreements dated March 17, 2009, March 23, 2009, March 31, 2009 and April 6, 2009, among BCFPI, as the borrower, and Bowater, Bowater Alabama LLC, Bowater Newsprint South Operations LLC, Bowater Newsprint South LLC and certain of the U.S. Debtors and Applicants, as guarantors, the BCFPI Administrative Agent, together with all collateral, security and ancillary documents executed in connection therewith or which relate thereto;

“BCFPI Secured Bank Letters of Credit” means the letters of credit listed on Plan Supplement [13] under the U.S. Plan that are issued and outstanding immediately prior to the Implementation Date under the BCFPI Secured Bank Documents;

“BI DIP Agent” means the administrative agent and collateral agent from time to time under the BI DIP Facility Documents;

“BI DIP Claim” means any Claim of any BI DIP Lender or the BI DIP Agent pursuant to the BI DIP Facility Documents or the Initial Order;

“BI DIP Facility Documents” means that certain Senior Secured Superpriority Debtor in Possession Credit Agreement dated as of April 21, 2009 (as amended, modified, or supplemented from time to time), by and among ABH, Bowater and BCFPI, as borrowers, the BI DIP Lenders from time to time party thereto (including Fairfax Financial Holdings Limited, as initial lender and initial BI DIP Agent) and the BI DIP Agent from time to time party thereto together with any related collateral, loan, or security documents executed in connection therewith or which relate thereto;

“BI DIP Lenders” means the lenders and financial institutions party from time to time to the BI DIP Facility Documents;

“BI DIP Lenders Charge” has the meaning ascribed to such term in the Initial Order;

“BI Inter-company Advances Charge” has the meaning ascribed to such term in the Initial Order;

“Board” has the meaning ascribed to such term in Section 6.11;

“Bowater” means Bowater Incorporated;

“Bowater Administration Charge” has the meaning ascribed to such term in the Initial Order;

“Bowater Adequate Protection Charge” has the meaning ascribed to such term in the Initial Order;

“Bowater Canadian Limited Affected Unsecured Claim” means any Affected Claim against Bowater Canadian Limited;

“Bowater Canadian Limited Affected Unsecured Creditor” means any creditor that is the Holder of a Bowater Canadian Limited Affected Unsecured Claim;

“Bowater Canadian Limited Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against Bowater Canadian Limited for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the Bowater Canadian Limited Affected Unsecured Creditors;

“Bowater D&O Charge” has the meaning ascribed to such term in the Initial Order;

“Bowater Maritimes” means Bowater Maritimes Inc.;

“Bowater Maritimes Affected Unsecured Claim” means any Affected Claim against Bowater Maritimes;

“Bowater Maritimes Affected Unsecured Creditor” means any creditor that is the Holder of a Bowater Maritimes Affected Unsecured Claim;

“Bowater Maritimes Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against Bowater Maritimes for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the Bowater Maritimes Affected Unsecured Creditors;

“Bridgewater Entities” means Bridgewater Paper Company Limited and Cheshire Recycling Ltd.;

“Business Day” means (i) any day, other than a Saturday or a Sunday, or a non-judicial day (as defined in Article 6 of the Code of Civil Procedure, R.S.Q., c. C-25, as amended), on which commercial banks are generally open for business in Montreal, Québec, Canada and (ii) in respect of any Cross-border Debtor, any day other than a Saturday, a Sunday or a “legal holiday” (as such term is defined in Bankruptcy Rule 9006(a));

“Canadian Secured Notes” means the 13.75% Senior Secured Notes due April 1, 2011 issued by ACCC pursuant to the Canadian Secured Notes Indenture;

“Canadian Secured Notes Claims” means, subject to paragraphs 11 and 12 of the First Claims Procedure Order and paragraph 15 of the Third Claims Procedure Order, any Claim of any holder of Canadian Secured Notes and the Canadian Secured Notes Indenture Trustee pursuant to the Canadian Secured Notes and the Canadian Secured Notes Indenture, and interest accrued thereon and any unpaid costs, fees, and other amounts relating thereto as of the Implementation Date;

“Canadian Secured Notes Indenture” means the indenture dated as of April 1, 2008, as supplemented, between ACCC, as issuer, and the Canadian Secured Notes Indenture Trustee;

“Canadian Secured Notes Indenture Trustee” means Wells Fargo Bank, National Association and its successors and assigns, as indenture trustee under the Canadian Secured Notes Indenture;

“Canadian Unsecured Notes” means the 0% Unsecured Notes, 6.00% Senior Notes, 7.40% Debentures, 7.50% Debentures, 7.75% Notes, 7.875% Notes, 7.95% Notes, 8.375% Senior Notes, 8.50% Debentures, 8.55% Senior Notes, 8.85% Debentures, 10.26% Senior Notes (Series D), 10.50% Senior Notes (Series B), 10.60% Senior Notes (Series C), 10.625% Senior Notes (Series A), 10.85% Debentures, 15.5% Senior Unsecured Notes and the Floating Rate Notes;

“Canadian Unsecured Notes Claims” means any Claim of any holder of a Canadian Unsecured Note;

“Canadian Unsecured Notes Indentures” means the 0% Unsecured Notes Note Agreement, 6.00% Senior Notes Indenture, 7.40% Debentures Indenture, 7.50% Debentures Indenture, 7.75% Notes Indenture, 7.875% Notes Indenture, 7.95% Notes Indenture, 8.375% Senior Notes Indenture, 8.50% Debentures Indenture, 8.55% Senior Notes Indenture, 8.85% Debentures Indenture, 10.26% Senior Notes (Series D) Note Agreement, 10.50% Senior Notes (Series B) Note Agreement, 10.60% Senior Notes (Series C) Note Agreement, 10.625% Senior Notes (Series A) Note Agreement, 10.85% Debentures Indenture , 15.5% Senior Unsecured Notes Indenture and the Floating Rate Notes;

“Cash” means cash and cash equivalents such as bank deposits, term deposits, guaranteed investment certificates, checks and other similar items or instruments denominated in legal tender of either Canada or the United States, as the context requires;

“CBCA” means the Canada Business Corporations Act;

“CCAA” means the Companies’ Creditors Arrangement Act (Canada) as applicable to the CCAA Proceedings which, for greater certainty, does not include the amendments proclaimed into force on September 18, 2009;

“CCAA Charges” has the meaning ascribed to such term in the Initial Order;

“CCAA Charge Claim” has the meaning ascribed to such term in Section 2.3;

“CCAA Plan” means this plan of reorganization and compromise jointly filed by the Applicants pursuant to the provisions of the CCAA and Section 191 of the CBCA, as it may be amended, varied or supplemented by the Applicants from time to time in accordance with its terms;

“CCAA Proceedings” means the proceedings in respect of the Applicants and the 18.6 Petitioners before the Court commenced pursuant to the CCAA;

“Chair” means the chair of the Creditors’ Meeting;

“Chapter 11 Cases” means the U.S. Debtors’ Chapter 11 cases pending in front of the Bankruptcy Court, which are being jointly administered under Case No. 09-11296;

“Chapter 15 Proceedings” means the voluntary cases under Chapter 15 of the Bankruptcy Code commenced by ACI and ACCC in the Bankruptcy Court on April 17, 2009;

“Chief Restructuring Officer” means Bruce Robertson and 7088418 Canada Inc., a corporation the shares of which are held by Bruce Robertson;

“Circular” means the information circular relating to this CCAA Plan, including the notice of meeting and exhibits attached thereto and any written amendment, variation or supplement thereto;

“Claim” means any right or claim of any Person against one or more of the Applicants in connection with any indebtedness, liability or obligation of any kind whatsoever of one or more of the Applicants owed to such Person and any interest accrued thereon or costs, fees or other amounts in respect thereof, whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known or unknown, by guarantee, surety or otherwise, and whether or not such right is executory or anticipatory in nature, including any Claim arising from or caused by the repudiation by an Applicant of any contract, lease or other agreement, whether written or oral, the commission of a tort (intentional or unintentional), any breach of duty (legal, statutory, equitable, fiduciary or otherwise), any right of ownership or title to property, employment, contract, a trust or deemed trust, howsoever created, any Claim made or asserted against any one or more of the Applicants through any affiliate, or any right or ability of any Person to advance a Claim for contribution or indemnity or otherwise with respect to any grievance, matter, action, cause or chose in action, whether existing at present or commenced in the future, in each case based in whole or in part on facts which existed on the Date of Filing, or which would have been together with any other Claims of any kind that, if unsecured, would constitute a debt provable in bankruptcy within the meaning of the Bankruptcy and Insolvency Act (Canada) had the Affected Applicant become bankrupt on the Date of Filing;

“Claims Bar Dates” means November 13, 2009 and April 7, 2010, the bar dates for filing Claims for voting purposes or distribution purposes as set out in the Claims Procedure Orders;

“Claims Procedure Orders” means the First Claims Procedure Order, the Second Claims Procedure Order and the Third Claims Procedure Order;

“Collective Bargaining Agreements” means the collective bargaining agreements, as amended by the letters of understanding, letters of intent and other written communications with bargaining agents for employees;

“Company” means either ABH or Reorganized ABH, as the case may be, collectively with its Subsidiaries, either prior to the Implementation Date or on and after the Implementation Date, as reorganized under and pursuant to this CCAA Plan or the U.S. Plan, as the case may be;

“Court” means the Québec Superior Court of Justice, Commercial Division, for the Judicial District of Montreal, Canada, or any Canadian court with appellate jurisdiction over the CCAA Proceedings;

“Creditors’ Meeting” means, in respect of any Affected Unsecured Creditors Class, the meeting of the Affected Unsecured Creditors holding Voting Claims called pursuant to the Creditors’ Meeting Order for the purpose of considering and, if deemed appropriate, passing their respective Resolution and includes any adjournment of such meeting;

“Creditors’ Meeting Date” means the date fixed for the Creditors’ Meeting under the Creditors’ Meeting Order subject to any adjournment or postponement or further Order of the Court;

“Creditors’ Meeting Order” means, the Order of the Court dated —, 2010 as amended or supplemented from time to time by further Orders of the Court which, among other things, sets the Creditors’ Meeting Date and establishes meeting procedures for the Creditors’ Meeting;

“Cross-border Claims Protocol” means the cross-border claims protocol that was approved by the Court on January 18, 2010 and the Bankruptcy Court on January 19, 2010, as amended, modified, or supplemented from time to time;

“Cross-border Convenience Claim” means any Proven Claim (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, in respect of which its Holder has not made a valid election in accordance with Subsections 2.4(e)(i), 2.4(f)(i), 2.4(g)(i), 2.4(h)(i) or 2.4(i)(i);

“Cross-border Debtors” means BCFC, Bowater Canadian Holdings Incorporated, AbitibiBowater Canada Inc., BCFPI, Bowater Maritimes, Bowater LaHave Corporation and Bowater Canadian Limited;

“Cross-border Voting Protocol” means the cross-border voting protocol governing the voting procedures of Claims against Cross-border Debtors that will be included in the solicitation materials implementing procedures for soliciting votes to accept or reject this CCAA Plan and that was filed with the Court on — and the Bankruptcy Court on —, as amended, modified, or supplemented from time to time;

“Date of Filing” means April 17, 2009;

“Dilution” means the dilution resulting from shares of New ABH Common Stock issued (i) pursuant to the management and director compensation and incentive programs set forth in

Section 6.4 of this CCAA Plan, (ii) as a payment under the Backstop Agreement or any replacement backstop commitment obtained by the Applicants in connection therewith and approved by the Court and the Bankruptcy Court; and (iii) upon conversion of the convertible unsecured subordinated notes issued by Reorganized ABH in connection with the Rights Offering on the terms and conditions set forth in the Backstop Agreement;

“Disallowed Claim” means any Claim, including any portion thereof, that has been disallowed, denied, dismissed, or overruled pursuant to a final Order of the Court, the Bankruptcy Court, or any other court of competent jurisdiction;

“Disbursing Agent” means any Person in its capacity as a disbursing agent, including the Monitor, the Indenture Trustees and the ACCC Administration Agent in their capacities as disbursing agents;

“Disputed Claim” means an Affected Unsecured Claim or any portion thereof, that is subject to a Notice of Revision or Disallowance, or a Notice of Dispute, and in either case has become neither a Proven Claim nor a Disallowed Claim;

“Election Deadline” means the time specified in the Creditors’ Meeting Order as the deadline for filing a form of proxy;

“Election Notice” means the election notice included in the form of proxy, which permits Affected Unsecured Creditors to make an election in accordance with Subsections 2.4(a)(i), 2.4(b)(i), 2.4(c)(i), 2.4(d)(i), 2.4(e)(i), 2.4(f)(i), 2.4(g)(i), 2.4(h)(i), 2.4(i)(i) or 2.4(j)(i);

“Eligible Employees” has the meaning ascribed to such term in Section 3.8;

“Excluded Claims” has the meaning ascribed to such term in Section 2.3;

“Exit Loan Facilities” means collectively, the ABL Exit Financing Facility and the Term Loan Exit Financing Facility;

“Face Amount” means, (i) when used in reference to a Disputed Claim or a Disallowed Claim, the full stated liquidated amount claimed by the Holder of such Claim in any Proof of Claim timely filed in accordance with the Claims Procedure Orders, and (ii) when used in reference to a Proven Claim, the amount of such Claim as agreed by the Applicants, or as otherwise finally determined, pursuant to the provisions of the Claims Procedure Orders;

“Final Distribution Date” means a date selected by the Reorganized Debtors that is not later than thirty (30) days after the date on which the Monitor shall have certified to the Court that the last Disputed Claim in the CCAA Proceedings has been finally resolved;

“Final Restructuring Transactions Time” means such time as set forth in the Restructuring Transactions Notice;

“First Claims Procedure Order” means the Order of the Court dated August 26, 2009 establishing, among other things, procedures for proving Claims;

“Floating Rate Notes” means the Floating Rate Notes due June 15, 2011 issued by ACCC pursuant to the Floating Rate Notes Indenture;

“Floating Rate Notes Indenture” means the indenture dated as of June 15, 2004, as amended, between ACCC, as borrower, and The Bank of Nova Scotia Trust Company of New York, as indenture trustee;

“Floating Rate Notes Indenture Trustee” means The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the Floating Rate Notes Indenture;

“Government Priority Claims” means any Claim owing to Her Majesty the Queen in right of Canada or any Province as described in Section 18.2(1) of the CCAA;

“Governmental Entities” means any: (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (ii) subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or, for the account of, any of the foregoing;

“Holder” means a Person holding a Claim against one or more of the Applicants;

“Implementation Date” means the Business Day on which all conditions to implementation of the CCAA Plan have been satisfied or (to the extent legally permissible) waived and the Monitor has filed a certificate with the Court confirming the foregoing;

“Indenture Trustees” means, collectively, the 6.00% Senior Notes Indenture Trustee, 7.40% Debentures Indenture Trustee, 7.50% Debentures Indenture Trustee, 7.75% Notes Indenture Trustee, 7.875% Notes Indenture Trustee, 7.95% Notes Indenture Trustee, 8.375% Senior Notes Indenture Trustee, 8.50% Debentures Indenture Trustee, 8.55% Senior Notes Indenture Trustee, 8.85% Debentures Indenture Trustee, 10.85% Debentures Indenture Trustee, Canadian Secured Notes Trustee, 15.5% Senior Notes Indenture Trustee and Floating Rate Notes Indenture Trustee;

“Initial Distribution Date” means the first Business Day that is ten (10) days (or such longer period as may reasonably be determined by the Reorganized Debtors in consultation with the Monitor after the Implementation Date);

“Initial Distribution Record Date” means the applicable date designated in the Sanction Order;

“Initial Order” means the Order of the Court dated April 17, 2009, as amended and restated from time to time, pursuant to which, among other things, the Applicants were granted certain relief pursuant to the CCAA;

“Insurance Contract” means any policy of third party liability insurance under which the Applicants could have asserted or did assert, or may in the future assert, a right to coverage for any claim, together with any other contracts which pertain or relate to such policy;

“Insured Claim” means that portion of any Claim arising from an incident or occurrence alleged to have occurred prior to the Implementation Date: (i) as to which any Insurer is obligated pursuant to the terms, conditions, limitations and exclusions of its Insurance Contract(s), to pay any judgment, settlement, or contractual obligation with respect to the Applicants, or (ii) that any Insurer otherwise agrees to pay as part of a settlement or compromise of a claim made under the applicable Insurance Contract(s);

“Insured Claim Creditor” means any creditor that is the Holder of an Insured Claim;

“Insurer” means any Person that issued, or is responsible for, an Insurance Contract;

“Inter-company Claims” means any Claim by an Applicant or a U.S. Debtor against another Applicant or U.S. Debtor;

“Interim Distribution Dates” means the first Business Day occurring sixty (60) days after the Initial Distribution Date, and subsequently, the first Business Day occurring sixty (60) days after the immediately preceding Interim Distribution Date (unless otherwise determined by the Monitor, in its capacity as Disbursing Agent);

“Interim Distribution Record Date” means, with respect to any Interim Distribution Date, the fifteenth (15th) day prior to such Interim Distribution Date;

“Laws” means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority, and the term “applicable” with respect to such Laws and in any context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

“Lien” means, with respect to any interest in property, any mortgage, lien, pledge, charge, security interest, easement or encumbrance of any kind whatsoever, under United States, Canadian, or other applicable Law, affecting such interest in property;

“Monitor” means Ernst & Young Inc. or any successor thereto appointed in accordance with the Initial Order or any further Order of the Court;

“New ABH Common Stock” means the new common stock of Reorganized ABH which shall be issued on the Implementation Date or authorized to be issued by Reorganized ABH at any time from and after the Implementation Date;

“No Vote Applicant” has the meaning ascribed to such term in Subsection 2.5(b);

“No Vote Investee Applicant” has the meaning ascribed to such term in Subsection 2.5(b);

“No Vote Occurrence” has the meaning ascribed to such term in Subsection 2.5(a);

“Notice of Dispute” has the meaning ascribed to such term in the Claims Procedure Orders;

“Notice of Revision or Disallowance” has the meaning ascribed to such term in the Claims Procedure Orders;

“Obligations” has the meaning ascribed to such term in Subsection 6.6(a);

“Order” means any order of the Court or the Bankruptcy Court;

“Person” means any person, including any individual, partnership, joint venture, venture capital fund, association, corporation, limited liability company, limited liability partnership, unlimited liability company, trust, trustee, executor, administrator, legal personal representative, estate, group, unincorporated association or organization, Governmental Entity, syndicate, the Monitor, United States Trustee or other entity, whether or not having legal status;

“Post-filing Claims” means all valid claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities which are not Claims and arise from, or are in respect of, (i) any executory contract or unexpired lease which has been deemed ratified pursuant to the CCAA Plan, or (ii) the supply of goods or services to any Applicant after the Date of Filing;

“Pro Rata” means, at any time, the proportion that (i) the Face Amount of an Affected Claim (including any Inter-company Claim deemed to be an Affected Unsecured Claim pursuant to Section 2.5(c)) in a particular class bears to (ii) the aggregate Face Amount of all Affected Claims (including any Inter-company Claim deemed to be an Affected Unsecured Claim pursuant to Section 2.5(c)) in such class less (x) the aggregate Face Amount of all Affected Claims settled, compromised, released or otherwise dealt with in accordance with Subsections 2.4(a)(i), 2.4(b)(i), 2.4(c)(i), 2.4(d)(i), 2.4(e)(i), 2.4(f)(i), 2.4(g)(i), 2.4(h)(i), 2.4(i)(i) and 2.4(j)(i), as the case may be, and (y) the aggregate Face Amount of all Affected Claims fully paid pursuant to Section 3.8 (including Disputed Claims, but excluding Disallowed Claims);

“Proof of Claim” has the meaning ascribed to such term in the Claims Procedure Orders;

“Proven Claim” means, in respect of an Affected Unsecured Creditor, the amount or any portion of the amount of the Affected Claim of such Affected Unsecured Creditor as finally determined for distribution purposes in accordance with the provisions of the CCAA Plan, the CCAA, the Claims Procedure Orders and any other applicable Orders;

“Proven Secured Claim” means the amount of a Secured Claim as agreed by the Applicants or as finally determined in accordance with the provisions of the CCAA Plan, the CCAA, the Claims Procedure Orders and any other applicable Orders;

“Released Parties” has the meaning ascribed to such term in Subsection 6.6(b);

“Reorganized ABH” means on and after the Implementation Date, ABH as reorganized under the U.S. Plan, or a new holding company created in contemplation of the Implementation Date that, on such date, owns 100% of the equity in ABH (as in existence prior to the Implementation Date);

“Reorganized Debtors” means, on or after the Implementation Date, collectively, all of the surviving Applicants that are reorganized under and pursuant to the this CCAA Plan, including the Restructuring Transactions;

“Required Majority” means, in respect of an Affected Unsecured Creditor Class, the affirmative vote of a majority in number in such Affected Unsecured Creditor Class having Voting Claims and voting on its Resolution (in person or by proxy) at the Creditors’ Meeting and representing not less than 66 2/3% in value of the Voting Claims voting (in person or by proxy) at the Creditors’ Meeting;

“Resolution” means, in respect of an Affected Unsecured Creditor Class, the resolution for such Affected Unsecured Creditor Class substantially in the form attached as [Appendix —] to the Circular, providing for the approval of the CCAA Plan by the Affected Unsecured Creditors comprised in such Affected Unsecured Creditor Class;

“Restructuring Transactions” means those steps and transactions necessary or desirable to give effect to the transactions contemplated herein and in the Restructuring Transaction Notice;

“Restructuring Transactions Notice” means the notice setting out and detailing substantially all of the Restructuring Transactions, which is intended to be posted on the Monitor’s website on or before [—], and as thereafter modified consistent with the CCAA Plan and the U.S. Plan, with a final Restructuring Transaction Notice to be posted on the Monitor’s website on the Implementation Date;

“Rights Offering” has the meaning ascribed to such term in Subsection 6.1(a)(v);

“Saguenay Forest Products” means Saguenay Forest Products Inc.;

“Saguenay Forest Products Affected Unsecured Claim” means any Affected Claim against Saguenay Forest Products, including any 15.5% Senior Unsecured Notes Claim against Saguenay Forest Products;

“Saguenay Forest Products Affected Unsecured Creditor” means any creditor that is the Holder of a Saguenay Forest Products Inc. Affected Unsecured Claim;

“Saguenay Forest Products Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against Saguenay Forest Products for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the Saguenay Forest Products Affected Unsecured Creditors;

“Sanction Order” means the Order by the Court sanctioning the CCAA Plan pursuant to the CCAA and Section 191 of the CBCA as such Order may be amended, modified or varied from time to time;

“Search Committee” has the meaning ascribed to such term in Section 6.11;

“Second Claims Procedure Order” means the Order of the Court dated January 18, 2010 establishing, among other things, procedures for reviewing and determining Claims;

“Secured Claim” means any: (i) ACCC Term Loan Claim; (ii) BCFPI Secured Bank Claim; (iii) Canadian Secured Notes Claim; or (iv) Claim, other than a CCAA Charge, which is secured by a security interest in or a lien on the property of the Applicants, which security interest or lien is valid, perfected and enforceable pursuant to applicable Laws or by reason of an Order, to the extent of the value of such property, as of the Implementation Date or such other date as is established by the Court, excluding, in each case any prepayment penalty or premium or any extra-contractual amount provided for in the contract or other arrangement giving rise to, or otherwise relating to, such Secured Claim;

“Securitization Claims” means any Claim arising under or relating to the Securitization Facility;

“Securitization Facility” means the receivables securitization facility made available to certain Subsidiaries of ABH pursuant to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of June 16, 2009, as amended, among Abitibi-Consolidated U.S. Funding Corp., as the seller, ACI and Abitibi Consolidated Sales Corporation, as originators, Abitibi Consolidated Sales Corporation, as servicer, ACI, as subservicer, Citibank, N.A., as agent, and the banks named therein, and the other Transaction Documents (as defined therein);

“Servicer” means any indenture trustee, agent or servicer that administers any agreement that governs the rights of a Holder of an Affected Claim;

“Stay Termination Date” has the meaning ascribed to such term in the Initial Order;

“Supplemental Distribution” has the meaning ascribed to such term in Section 3.8;

“Taxes” means any and all taxes, duties, fees, pending assessments, reassessments and other governmental charges, duties, impositions and liabilities of any kind whatsoever (including any Claims by Her Majesty the Queen in right of Canada, Her Majesty the Queen in right of any Province or Territory of Canada, the Canada Revenue Agency and any similar revenue or taxing authority, including any municipality, of any Province or Territory of Canada), including all interest, penalties, fines and additions with respect to such amounts;

“Term Loan Exit Financing Facility” means the senior secured term loan facility, that may take the form of a loan, high-yield notes, a bridge facility or other loan arrangement, to be entered into by the Reorganized Debtors and the lender(s) thereunder as contemplated in Section [6.10] of the U.S. Plan, providing for the principal terms and conditions set forth on Exhibit [9] to be filed on or before the supplement filing date under the U.S. Plan;

“Third Claims Procedure Order” means the Order of the Court dated February 23, 2010 establishing, among other things, procedures for soliciting, reviewing and determining applicable claims and restructuring claims;

“TSX” means the Toronto Stock Exchange, a division of TSX Inc., through which the senior listing operations of TMX Group Inc. are conducted;

“ULC DIP Facility Documents” means that certain Letter Loan Agreement, dated as of December 9, 2009 (as amended, modified, or supplemented from time to time) by and between ACI and 3239432 Nova Scotia Company together with any related collateral, loan, or security documents executed in connection therewith or which relate thereto;

“Unaffected Creditor” means any Creditor with Excluded Claims, in respect of and to the extent of those Excluded Claims;

“Unions” has the meaning ascribed to such term in the Second Claims Procedure Order;

“Unionized Employees” means employees employed under Collective Bargaining Agreements with the Unions;

“Unsecured Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the Office of the United States Trustee on or about April 28, 2009, pursuant to Section 1102 of the Bankruptcy Code, as reconstituted from time to time;

“U.S. Debtors” means ABH, AbitibiBowater US Holding 1 Corp., AbitibiBowater US Holding LLC, AbitibiBowater Canada, Abitibi-Consolidated Alabama Corporation, Abitibi-Consolidated Corporation, ACF LP, Abitibi Consolidated Sales Corporation, Alabama River Newsprint Company, Augusta Woodlands, LLC, Bowater Alabama LLC, Bowater America Inc., BCFC, BCFPI, Bowater Canadian Holdings Incorporated, Bowater Canadian Limited, Bowater Finance Company Inc., Bowater Finance II LLC, Bowater, Bowater LaHave Corporation, Bowater Maritimes, Bowater Newsprint South LLC, Bowater Newsprint South Operations LLC, Bowater Nuway Inc., Bowater Nuway Mid-States Inc., Bowater South American Holdings Incorporated, Bowater Ventures Inc., Catawba Property Holdings, LLC, Coosa Pines Golf Club Holdings LLC, Donohue Corp., Lake Superior Forest Products Inc. and Tenex Data Inc., ABH LLC 1 and ABH Holding Company LLC;

“U.S. Petition Date” means April 16, 2009;

“U.S. Plan” means the plan of reorganization of the U.S. Debtors dated —, 2010 as may be further amended, varied or supplemented from time to time in accordance with the terms thereof, which U.S. Plan is accessible and can be obtained on the Monitor’s website; and

“Voting Claim” means, in respect of an Affected Unsecured Creditor, the Canadian dollar amount of the Affected Claim of such Affected Unsecured Creditor accepted for purposes of voting at the Creditors’ Meeting, in accordance with the provisions of the Creditors’ Meeting Order and the Cross-border Voting Protocol.

1.2	Interpretation, etc.

For purposes of this CCAA Plan:

(a)	any reference in this CCAA Plan to a contract, instrument, release, indenture, agreement or other document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(b)	any reference in this CCAA Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented;

(c)	all references to currency and to “$” or “Cdn$” are to Canadian dollars except as otherwise indicated;

(d)	all references in this CCAA Plan to Articles, Sections, Subsections and Schedules are references to Articles, Sections, Subsections and Schedules of or to this CCAA Plan;

(e)	unless otherwise specified, the words “hereof”, “herein” and “hereto” refer to this CCAA Plan in its entirety rather than to any particular portion of this CCAA Plan;

(f)	the division of this CCAA Plan into Articles, Sections, Subsections, Schedules, and paragraphs and the insertion of captions and headings to Articles, Sections, Subsections, Schedules and paragraphs are for convenience of reference only and are not intended to affect the interpretation of, or to be part of this CCAA Plan;

(g)	where the context requires, a word or words importing the singular shall include the plural and vice versa;

(h)	the deeming provisions are not rebuttable and are conclusive and irrevocable;

(i)	the words “includes” and “including” are not limiting; and

(j)	the word “or” is not exclusive.

1.3	Date for any Action

In the event that any date on which any action is required to be taken under this CCAA Plan by any of the parties is not a Business Day, that action shall be required to be taken on the next succeeding day which is a Business Day.

1.4	Time

All times expressed in this CCAA Plan are prevailing local time Montreal, Québec, Canada unless otherwise stipulated.

1.5	Statutory References

Unless otherwise specified, any reference in this CCAA Plan to a statute includes all regulations made thereunder and all amendments to such statute or regulations in force, from time to time, or any statute or regulations that supplement or supersede such statute or regulations.

1.6	Schedules

The following are the schedules to this CCAA Plan, which are incorporated by reference into this CCAA Plan and form an integral part of it:

Schedule “A” – Applicants

Schedule “B” – Affected Unsecured Claims (other than 15.5% Unsecured Notes Claims Share Allocation)

Schedule “C” – 15.5% Senior Unsecured Notes Claims Share Allocation

ARTICLE 2

COMPROMISE AND ARRANGEMENT

2.1	Persons Affected

This CCAA Plan provides for a coordinated restructuring and compromise of Affected Claims against the Applicants. The U.S. Debtors are subject to the Chapter 11 Cases and have filed the U.S. Plan with the Bankruptcy Court. Under this CCAA Plan, the treatment of Affected Claims against the Cross-border Debtors is intended to be consistent with the treatment of Affected Claims against the Cross-border Debtors in the U.S. Plan, with the Holders of Claims or Affected Claims against any particular Cross-border Debtor receiving a single recovery on account of such Claims in this CCAA Plan and the U.S. Plan. This CCAA Plan will become effective on the Implementation Date in accordance with its terms and in the sequence set forth in Section 6.1. Each Affected Claim against the Applicants will be fully and finally compromised or otherwise assigned or transferred in the manner and the sequence as set forth in this CCAA Plan and the Restructuring Transactions Notice. This CCAA Plan shall be binding on and enure to the benefit of the Applicants, the Affected Unsecured Creditors of each Affected Unsecured Creditor Class, the Released Parties, any trustee, agent or other Person acting on behalf of any Affected Unsecured Creditor and such other Persons who have received the benefit of, or are bound by any waivers, releases or indemnities hereunder.

2.2	Classes of Affected Claims

Subject to Section 4.4, for the purpose of voting on, and distributions pursuant to, this CCAA Plan, the Affected Claims are divided into twenty-one (21) classes as set out below:

(a)	the ACI Affected Unsecured Creditor Class;

(b)	the ACCC Affected Unsecured Creditor Class;

(c)	the 15.5% Guarantor Applicant Affected Unsecured Creditor Classes, being twelve (12) classes of Affected Unsecured Creditors grouped in accordance with their Affected Claims against each of the 15.5% Guarantor Applicants, which Affected Claims only include 15.5% Senior Unsecured Notes Claims;

(d)	the Saguenay Forest Products Affected Unsecured Creditor Class;

(e)	the BCFPI Affected Unsecured Creditor Class;

(f)	the BCFC Affected Unsecured Creditor Class;

(g)	the Bowater Canadian Limited Affected Unsecured Creditor Class;

(h)	the AbitibiBowater Canada Affected Unsecured Creditor Class;

(i)	the Bowater Maritimes Affected Unsecured Creditor Class; and

(j)	the ACNSI Affected Unsecured Creditor Class.

2.3	Excluded Claims

This CCAA Plan does not affect the following (each, an “Excluded Claim”):

(a)	any Claim secured by the Abitibi Administration Charge, the Bowater Administration Charge, the Abitibi D&O Charge, the Bowater D&O Charge, the ACI DIP Charge, the BI DIP Lenders Charge and the Bowater Adequate Protection Charge (each, a “CCAA Charge Claim”);

(b)	any Administrative Claim;

(c)	any Secured Claim;

(d)	any Securitization Claim;

(e)	subject to Subsection 2.5(c), any Inter-company Claim, including those secured by the ACI Inter-company Advances Charge and the BI Inter-company Advances Charge;

(f)	any Claim of an employee of any of the Applicants who was employed by that Applicant as of April 16, 2009, other than Claims by any such employee who was required to file its Proof of Claim prior to April 7, 2010 or any applicable subsequent Claim Bar Date, pursuant to and in accordance with the Third Claims Procedure Order;

(g)	any Post-filing Claim;

(h)	any Allowed Insured Claim, provided that the Insured Claim Creditor agrees to relinquish and waive any right to any portion of any Claim, other than the Allowed Insured Claim, arising from the same incident or occurrence alleged to have occurred prior to the Implementation Date; and

(i)	any Government Priority Claim.

Creditors with Excluded Claims will not be entitled to vote at the Creditors’ Meeting or receive any distributions under this CCAA Plan in respect of the portion of their Claims which is an Excluded Claim. Nothing in this CCAA Plan shall affect the Applicants’ rights and defences, both legal and equitable, with respect to any Excluded Claim including any rights with respect to legal and equitable defences or entitlements to set-offs or recoupments against such Excluded Claims.

2.4	Treatment of Affected Claims

(a)	Compromise of ACI Affected Unsecured Claims.

(i)	Each ACI Affected Unsecured Creditor with Proven Claims: (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a cash distribution in an amount equal to the lesser of 50% of (i) the Face Amount of its Proven Claims and (ii) Cdn$5,000, unless such ACI Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the ACI Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against ACI, its Pro Rata share of New ABH Common Stock, the whole as described in Subsection 2.4(a)(ii). To be valid, all Election Notices must be received by the Monitor by the Election Deadline. All Election Notices may only be delivered in respect of all, and not less than all, of the Claims of a Holder and, once delivered to the Monitor, will be final and irrevocable and no ACI Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive shares of New ABH Common Stock after receipt by the Monitor of such completed Election Notice. For purposes of this Subsection 2.4(a)(i) only, all Claims of a Holder shall be considered to constitute one Claim only.

(ii)	In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each ACI Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Section 2.4(a)(i) above will, in full and final satisfaction of its Proven Claim against ACI, ultimately receive its Pro Rata share of the number of shares of New ABH Common Stock set forth against ACI in Schedule “B” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to ACI up to its Pro Rata share of the number of shares of New ABH Common Stock set forth against ACI in Schedule “B” hereto, provided, however, that each ACI Affected Unsecured Creditor with a Proven Claim in respect of a 15.5% Senior Unsecured Note Claim against ACI will, in full and final satisfaction of such Proven Claim, ultimately receive its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of ACI in Schedule “C” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to ACI up to its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against ACI in Schedule “C” hereto.

(b)	Compromise of ACCC Affected Unsecured Claims.

(i)	Each ACCC Affected Unsecured Creditor with Proven Claims: (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a cash distribution in an amount equal to the lesser of 50% of (i) the Face Amount of its Proven Claims and (ii) Cdn$5,000, unless such ACCC Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the ACCC Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against ACCC, it Pro Rata share of New ABH Common Stock, the whole as described in Subsection 2.4(b)(ii). To be valid, all Election Notices must be received by the Monitor by the Election Deadline. All Election Notices may only be delivered in respect of all, and not less than all, of the Claims of a Holder and, once delivered to the Monitor, will be final and irrevocable and no ACCC Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive shares of New ABH Common Stock after receipt by the Monitor of such completed Election Notice. For purposes of this Subsection 2.4(b)(i) only, all Claims of a Holder shall be considered to constitute one Claim only.

(ii)	In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each ACCC Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Section 2.4(b)(i) above against ACCC will, in full and final satisfaction of its Proven Claim against ACCC, ultimately receive its Pro Rata share of the number of shares of New ABH Common Stock set forth against ACCC in Schedule “B” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to ACCC up to its Pro Rata share of the number of shares of New ABH Common Stock set forth against ACCC in Schedule “B” hereto, provided, however, that each ACCC Affected Unsecured Creditor with a Proven Claim in respect of a 15.5% Senior Unsecured Notes Claim against ACCC will, in full and final satisfaction of such Proven Claim, ultimately receive its 15.5% Pro Rata Share of the number of shares of New ABH Common Stock set forth against the name of ACCC in Schedule “C” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to ACCC up to its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against ACCC in Schedule “C” hereto.

(c)	Compromise of 15.5% Guarantor Applicant Affected Unsecured Claims.

(i)	Each 15.5% Guarantor Applicant Affected Unsecured Creditor with Proven Claims against a 15.5% Guarantor Applicant: (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a cash distribution in an amount equal to the lesser of 50% of (i) the Face Amount of its Proven Claims and (ii) Cdn$5,000, unless such 15.5% Guarantor Applicant Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the 15.5% Guarantor Applicant Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against the 15.5% Guarantor Applicants, it Pro Rata share of New ABH Common Stock, the whole as described in Subsection 2.4(c)(ii). To be valid, all Election Notices must be received by the Monitor by the Election Deadline. All Election Notices may only be delivered in respect of all, and not less than all, of the Claims of a Holder and, once delivered to the Monitor, will be final and irrevocable and no 15.5% Guarantor Applicant Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive shares of New ABH Common Stock after receipt by the Monitor of such completed Election Notice. For purposes of this Subsection 2.4(c)(i) only, all Claims of a Holder shall be considered to constitute one Claim only.

(ii)	In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each 15.5% Guarantor Applicant Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Section 2.4(c)(i) above against any 15.5% Guarantor Applicant will, in full and final satisfaction of its Proven Claim against such 15.5% Guarantor Applicant, ultimately receive its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of such 15.5% Guarantor Applicant in Schedule “C” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to each Guarantor Applicant up to its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against each Guarantor Applicant in Schedule “C” hereto.

(d)	Compromise of Saguenay Forest Products Affected Unsecured Claims.

(i)	Each Saguenay Forest Products Affected Unsecured Creditor with Proven Claims: (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a cash distribution in an amount equal to the lesser of 50% of (i) the Face Amount of its Proven Claims and (ii) Cdn$5,000, unless such Saguenay Forest Products Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the Saguenay Forest Products Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against Saguenay Forest Products, it Pro Rata share of New ABH Common Stock, the whole as described in Subsection 2.4(d)(ii). To be valid, all Election Notices must be received by the Monitor by the Election Deadline. All Election Notices may only be delivered in respect of all, and not less than all, of the Claims of a Holder and, once delivered to the Monitor, will be final and irrevocable and no Saguenay Forest Products Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive shares of New ABH Common Stock after receipt by the Monitor of such completed Election Notice. For purposes of this Subsection 2.4(d)(i) only, all Claims of a Holder shall be considered to constitute one Claim only.

(ii)	In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each Saguenay Forest Products Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Section 2.4(d)(i) above will, in full and final satisfaction of its Proven Claim against Saguenay Forest Products, ultimately receive its Pro Rata share of the number of shares of New ABH Common Stock set forth against Saguenay Forest Products in Schedule “B” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to Saguenay Forest Products up to its Pro Rata share of the number of shares of New ABH Common Stock set forth against Saguenay Forest Products in Schedule “B” hereto, provided, however, that each Saguenay Forest Products Affected Unsecured Creditor with a Proven Claim in respect of a 15.5% Senior Unsecured Note Claim against Saguenay Forest Products will, in full and final satisfaction of such Proven Claim, ultimately receive its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of Saguenay Forest Products in Schedule “C” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to Saguenay Forest Products up to its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against Saguenay Forest Products in Schedule “C” hereto.

(e)	Compromise of BCFPI Affected Unsecured Claim.

(i)	Each BCFPI Affected Unsecured Creditor with Proven Claims: (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a cash distribution in an amount equal to the lesser of 50% of (i) the Face Amount of its Proven Claims and (ii) Cdn$5,000, unless such BCFPI Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the BCFPI Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against BCFPI, it Pro Rata share of New ABH Common Stock, the whole as described in Subsection 2.4(e)(ii). To be valid, all Election Notices must be received by the Monitor by the Election Deadline. All Election Notices may only be delivered in respect of all, and not less than all, of the Claims of a Holder and, once delivered to the Monitor, will be final and irrevocable and no BCFPI Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive shares of New ABH Common Stock after receipt by the Monitor of such completed Election Notice. For purposes of this Subsection 2.4(e)(i) only, all Claims of a Holder shall be considered to constitute one Claim only.

(ii)	In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Section 2.4(e)(i) above will, in full and final satisfaction of its Proven Claim against BCFPI, ultimately receive its Pro Rata share of the number of shares of New ABH Common Stock set forth against BCFPI in Schedule “B” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to BCFPI up to its Pro Rata share of the number of shares of New ABH Common Stock set forth against BCFPI in Schedule “B” hereto.

(f)	Compromise of BCFC Affected Unsecured Claims.

(i)	Each BCFC Affected Unsecured Creditor with Proven Claims: (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a cash distribution in an amount equal to the lesser of 50% of (i) the Face Amount of its Proven Claims and (ii) Cdn$5,000, unless such BCFC Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the BCFC Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against BCFC, it Pro Rata share of New ABH Common Stock, the whole as described in Subsection 2.4(f)(ii). To be valid, all Election Notices must be received by the Monitor by the Election Deadline. All Election Notices may only be delivered in respect of all, and not less than all, of the Claims of a Holder and, once delivered to the Monitor, will be final and irrevocable and no BCFC Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive shares of New ABH Common Stock after receipt by the Monitor of such completed Election Notice. For purposes of this Subsection 2.4(f)(i) only, all Claims of a Holder shall be considered to constitute one Claim only.

(ii)	In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each BCFC Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Section 2.4(f)(i) above will, in full and final satisfaction of its Proven Claim against BCFC, ultimately receive its Pro Rata share of the number of shares of New ABH Common Stock set forth against BCFC in Schedule “B” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to BCFC up to its Pro Rata share of the number of shares of New ABH Common Stock set forth against BCFC in Schedule “B” hereto.

(g)	Compromise of Bowater Canadian Limited Affected Unsecured Claims.

(i)	Each Bowater Canadian Limited Affected Unsecured Creditor with Proven Claims: (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a cash distribution in an amount equal to the lesser of 50% of (i) the Face Amount of its Proven Claims and (ii) Cdn$5,000, unless such Bowater Canadian Limited Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the Bowater Canadian Limited Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against Bowater Canadian Limited, it Pro Rata share of New ABH Common Stock, the whole as described in Subsection 2.4(g)(ii). To be valid, all Election Notices must be received by the Monitor by the Election Deadline. All Election Notices may only be delivered in respect of all, and not less than all, of the Claims of a Holder and, once delivered to the Monitor, will be final and irrevocable and no Bowater Canadian Limited Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive shares of New ABH Common Stock after receipt by the Monitor of such completed Election Notice. For purposes of this Subsection 2.4(g)(i) only, all Claims of a Holder shall be considered to constitute one Claim only.

(ii)	In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions

Notice, each Bowater Canadian Limited Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Section 2.4(g)(i) above will, in full and final satisfaction of its Proven Claim against Bowater Canadian Limited, ultimately receive its Pro Rata share of the number of shares of New ABH Common Stock set forth against Bowater Canadian Limited in Schedule “B” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to Bowater Canadian Limited up to its Pro Rata share of the number of shares of New ABH Common Stock set forth against Bowater Canadian Limited in Schedule “B” hereto.

(h)	Compromise of AbitibiBowater Canada Affected Unsecured Claims.

(i)	Each AbitibiBowater Canada Affected Unsecured Creditor with Proven Claims: (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a cash distribution in an amount equal to the lesser of 50% of (i) the Face Amount of its Proven Claims and (ii) Cdn$5,000, unless such AbitibiBowater Canada Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the AbitibiBowater Canada Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against AbitibiBowater Canada, it Pro Rata share of New ABH Common Stock, the whole as described in Subsection 2.4(h)(ii). To be valid, all Election Notices must be received by the Monitor by the Election Deadline. All Election Notices may only be delivered in respect of all, and not less than all, of the Claims of a Holder and, once delivered to the Monitor, will be final and irrevocable and no AbitibiBowater Canada Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive shares of New ABH Common Stock after receipt by the Monitor of such completed Election Notice. For purposes of this Subsection 2.4(h)(i) only, all Claims of a Holder shall be considered to constitute one Claim only.

(ii)	In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each AbitibiBowater Canada Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Section 2.4(h)(i) above will, in full and final satisfaction of its Proven Claim against AbitibiBowater Canada, ultimately receive its Pro Rata share of the number of shares of New ABH Common Stock set forth against AbitibiBowater Canada in Schedule “B” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to AbitibiBowater Canada up to its Pro Rata share of the number of shares of New ABH Common Stock set forth against AbitibiBowater Canada in Schedule “B” hereto.

(i)	Compromise of Bowater Maritimes Affected Unsecured Claims.

(i)	Each Bowater Maritimes Affected Unsecured Creditor with Proven Claims: (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a cash distribution in an amount equal to the lesser of 50% of (i) the Face Amount of its Proven Claims and (ii) Cdn$5,000, unless such Bowater Maritimes Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the Bowater Maritimes Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against Bowater Maritimes, it Pro Rata share of New ABH Common Stock, the whole as described in Subsection 2.4(i)(ii). To be valid, all Election Notices must be received by the Monitor by the Election Deadline. All Election Notices may only be delivered in respect of all, and not less than all, of the Claims of a Holder and, once delivered to the Monitor, will be final and irrevocable and no Bowater Maritimes Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive shares of New ABH Common Stock after receipt by the Monitor of such completed Election Notice. For purposes of this Subsection 2.4(i)(i) only, all Claims of a Holder shall be considered to constitute one Claim only.

(ii)	In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each Bowater Maritimes Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Section 2.4(i)(i) above will, in full and final satisfaction of its Proven Claim against Bowater Maritimes, ultimately receive its Pro Rata share of the number of shares of New ABH Common Stock set forth against Bowater Maritimes in Schedule “B” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to Bowater Maritimes up to its Pro Rata share of the number of shares of New ABH Common Stock set forth against Bowater Maritimes in Schedule “B” hereto.

(j)	Compromise of ACNSI Affected Unsecured Claims.

(i)	Each ACNSI Affected Unsecured Creditor with Proven Claims: (i) the aggregate Face Amount of which is equal to or less than Cdn$5,000 or (ii) the aggregate Face Amount of which is reduced, for distribution purposes only, to Cdn$5,000 pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its

Proven Claims, a cash distribution in an amount equal to the lesser of 50% of (i) the Face Amount of its Proven Claims and (ii) Cdn$5,000, unless such ACNSI Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the ACNSI Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against ACNSI, it Pro Rata share of New ABH Common Stock, the whole as described in Subsection 2.4(j)(ii). To be valid, all Election Notices must be received by the Monitor by the Election Deadline. All Election Notices may only be delivered in respect of all, and not less than all, of the Claims of a Holder and, once delivered to the Monitor, will be final and irrevocable and no ACNSI Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive shares of New ABH Common Stock after receipt by the Monitor of such completed Election Notice. For purposes of this Subsection 2.4(j)(i) only, all Claims of a Holder shall be considered to constitute one Claim only.

(ii)	In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each ACNSI Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Section 2.4(j)(i) above will, in full and final satisfaction of its Proven Claim against ACNSI, ultimately receive its Pro Rata share of the number of shares of New ABH Common Stock set forth against ACNSI in Schedule “B” hereto, subject to Dilution, and be entitled to participate in the Rights Offering, provided, however, that each ACNSI Affected Unsecured Creditor with a Proven Claim in respect of a 15.5% Senior Unsecured Note Claim against ACNSI will, in full and final satisfaction of such Proven Claim, ultimately receive its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of ACNSI in Schedule “C” hereto, subject to Dilution, and, to the extent eligible, be entitled to participate in the portion of the Rights Offering allocated to ACNSI up to its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against ACNSI in Schedule “C” hereto.

2.5	No Vote Occurrence

(a)	Unless otherwise set forth herein, Affected Unsecured Creditors in any Affected Unsecured Creditor Class that fails to approve this CCAA Plan by the affirmative vote of the Required Majority or in respect of which this CCAA Plan is not sanctioned by the Court (each, a “No Vote Occurrence”), shall be deemed to be Unaffected Creditors in respect of their Claims against that No Vote Applicant for the purposes of this CCAA Plan.

(b)	In the event of a No Vote Occurrence, each Applicant affected by such No Vote Occurrence (each, a “No Vote Applicant”) or any other Applicant may undertake, at its sole and absolute discretion, any corporate transactions necessary for such No Vote Applicant’s equity in any other Applicant (each, a “No Vote Investee Applicant”) to be changed, exchanged, cancelled, transferred or otherwise dealt with, for NIL consideration, including the transactions set forth in the form of plan of reorganization or arrangement attached as Appendix “A” to the Restructuring Transactions Notice.

(c)	In the event of a No Vote Occurrence, any Inter-company Claim held by a No Vote Applicant shall be deemed to be an Affected Unsecured Claim for the purposes of this CCAA Plan and shall be compromised pursuant to the applicable provisions of Section 2.4, even though such No Vote Applicant shall not have voted in respect of the CCAA Plan.

ARTICLE 3

TREATMENT OF UNAFFECTED CREDITORS

3.1	CCAA Charge and Administrative Claims

Except as provided in Section 3.4 in respect of the BI DIP Claims, Holders of CCAA Charge Claims shall receive full payment in Cash of such Claims at such times and in such amounts as may be determined by the Monitor or the Court from time to time. Except as otherwise specifically provided in this CCAA Plan or the U.S. Plan, the Holders of Administrative Claims shall receive full payment in Cash of such Claims in accordance with the principles set out in the U.S. Plan. In addition, to the extent that any obligation that would otherwise constitute an Administrative Claim is paid as a CCAA Charge under this CCAA Plan, the payment of such CCAA Charge under this CCAA Plan, shall be the only payment to be made on account of such Administrative Claim in the CCAA Proceedings and the Chapter 11 Cases.

3.2	Secured Claims

On the Implementation Date, Holders of Secured Claims shall receive full payment in Cash of their applicable Proven Secured Claims (other than their Proven Secured Claims in respect of any BCFPI Secured Bank Letter of Credit). In addition, Holders of Secured Claims in respect of any BCFPI Bank Letter of Credit shall receive on, or as soon as practicable after, the Implementation Date, replacement letters of credit, “back-up” letters of credit or cash collateral, or treatment on such other terms the Applicants and Holders of such Secured Claims may agree.

3.3	Securitization Claims

On the Implementation Date, in accordance with the U.S. Plan, all outstanding receivable interests purchased under the Securitization Facility will be repurchased in Cash for a price equal to the par amount thereof plus accrued and unpaid yield and fees and servicer fees payable under the Securitization Facility, and any unpaid fees and expenses or other amounts payable under the Securitization Facility whether by an Applicant or an affiliate of the Applicants, and any and all Securitization Claims shall be paid in full in Cash. On the Implementation Date, after all such receivable interests are repurchased and all such payments are made, the Securitization Facility shall be terminated, and all Securitization Claims shall be deemed fully satisfied and released.

3.4	BI DIP Lender Claims

On the Implementation Date, the BI DIP Lenders and the BI DIP Agent shall receive full payment in Cash of their applicable BI DIP Claims.

3.5	Inter-company Claims

Subject to Section 2.5(c), at the sole and absolute discretion of the Applicants, any and all Inter-company Claims may either be ratified, in whole or in part, by the Applicants, and treated in the ordinary course of business or cancelled and discharged, in full or in part, in the manner and the sequence as set forth in the Restructuring Transactions Notice, provided, however, that any such elections by the Applicants hereunder or under the Restructuring Transactions Notice shall not impact any recoveries under this CCAA Plan.

3.6	Allowed Insured Claims

Except as otherwise specifically provided for in this CCAA Plan or the U.S. Plan and provided that the Insured Claim Creditor agrees to relinquish and waive any right to any portion of any Claim, other than the Allowed Insured Claim, arising from an incident or occurrence alleged to have occurred prior to the Implementation Date and having given rise to such Allowed Insured Claim, such Insured Claim Creditor shall receive, in full and final satisfaction of its Insurance Claim, a Cash distribution in an amount equal to the net payment made by the Insurer to the Applicants in respect of such Allowed Insured Claim, less the amount of any payment made directly by the Insurer to such Insured Claim Creditor.

3.7	Deemed Unaffected Creditors

Affected Unsecured Creditors deemed to be Unaffected Creditors pursuant to Subsection 2.5(a) shall not be entitled to receive any distribution under this CCAA Plan.

3.8	Government Priority Claims

Within six (6) months after the Sanction Order, the Applicants will pay in full all Government Priority Claims.

3.9	Supplemental Distribution

The Applicants shall, as soon as practicable on or after the Implementation Date, make a supplemental distribution in Cash in the amount of up to Cdn$— to such present or former employees (i) who were employed by the Applicants, other than the Cross-border Debtors, on or after the Date of Filing, and (ii) who are holding an Affected Unsecured Claim that is a Proven Claim (the “Supplemental Distribution”), provided, however, that the aggregate amount payable hereunder shall not exceed Cdn$ 5 million. No later than ten (10) days prior to the Implementation Date, the Applicants, other than the Cross-border Debtors, shall determine, in consultation with the Monitor, the employees who shall be entitled to receive such Supplemental Distribution (the “Eligible Employees”) and the pro rata amount of the

Supplemental Distribution to be allocated to each Eligible Employee, provided that (i) no Eligible Employee shall have a right of review or appeal in respect of such allocation which shall, for all purposes, be final and binding upon the Eligible Employees, and (ii) the Affected Claim of each Eligible Employee shall, for distribution purposes under this CCAA Plan, be reduced by the amount of such Eligible Employee’s Supplemental Distribution.

3.10	Monitor’s Fees and Expenses

The Monitor’s fee and expenses including, the fees and disbursements of its counsel shall be paid from time to time by the Applicants.

3.11	No Distribution of New ABH Common Stock to Unaffected Creditors

Under no circumstances, including under this CCAA Plan or the U.S. Plan, shall Unaffected Creditors receive a distribution of shares of New ABH Common Stock.

ARTICLE 4

VALUATION OF AFFECTED CLAIMS, CREDITORS’ MEETING

AND RELATED MATTERS

4.1	Conversion of Affected Claims into Canadian Currency

For the purposes of determination of the value of Affected Claims denominated in currencies other than Canadian dollars for voting and distribution purposes:

(a)	any Affected Claim, other than those contemplated in Subsections 4.1(b) and 4.1(c), shall be converted by the Monitor to Canadian dollars at the rate of U.S.$1=CDN$1.2146, which is the Bank of Canada noon spot rate of exchange for exchanging currency to Canadian dollars on the Date of Filing;

(b)	any Affected Claim against any Cross-border Debtor shall be converted by the Monitor to Canadian dollars at the rate of U.S.$1=CDN$1.2062, which is the Bank of Canada noon spot rate of exchange for exchanging currency to Canadian dollars on April 16, 2009; and

(c)	any Affected Claim arising as a result of or in connection with the repudiation, termination or restructuring of the Applicants of any contract, lease or obligations shall be converted by the Monitor to Canadian dollars at the Bank of Canada noon spot rate of exchange for exchanging currency to Canadian dollars on the date of notice of the event which gave rise to such repudiation, termination or restructuring.

4.2	Affected Claims

Affected Unsecured Creditors shall be entitled to prove their respective Affected Claims, vote their Voting Claims in respect of the CCAA Plan, and if their Claims become Proven Claims receive the distributions provided for, under and pursuant to the Claims Procedure Orders, the Cross-border Claims Protocol, the Cross-border Voting Protocol, the Creditors’ Meeting Order and this CCAA Plan.

4.3	Creditors’ Meeting

The Creditors’ Meeting shall be held in accordance with this CCAA Plan, the Creditors’ Meeting Order and any further Order which may be made from time to time for the purposes of considering and voting on the Resolution of such Affected Unsecured Creditor Class or other matters to be considered at the Creditors’ Meeting.

4.4	Approval by each Affected Unsecured Creditor Class

The Applicants will seek approval of the CCAA Plan by the affirmative vote of the Required Majorities of the Affected Unsecured Creditors with Voting Claims in each Affected Unsecured Creditor Class. Any resolution, including the Resolution, to be voted on by each Affected Unsecured Creditor Class at the Creditors’ Meeting to approve, amend, vary or supplement the CCAA Plan will be decided by the Required Majorities on a vote by ballot, and any other matter submitted for a vote at the Creditors’ Meeting shall be decided by a majority of votes cast on a vote by a show of hands, unless the Chair decides, in his sole and absolute discretion, to hold such vote by way of ballot, provided, however, that each vote of a 15.5% Senior Unsecured Notes Creditor by way of ballot or show of hands in respect of the ACCC Affected Unsecured Creditor Class shall be deemed to be a vote in respect of such 15.5% Senior Unsecured Notes Creditor’s 15.5% Senior Unsecured Notes Claims comprised in each of the ACI Affected Unsecured Creditor Class, Saguenay Forest Products Affected Unsecured Creditor Class, ACNSI Affected Unsecured Creditor Class and 15.5% Guarantor Applicant Affected Unsecured Creditor Classes. The result of any vote will be binding on all Affected Unsecured Creditors in the relevant Affected Unsecured Creditor Class, whether or not any such Affected Unsecured Creditor is present and voting (in person or by proxy) at the Creditors’ Meeting.

4.5	Order to Establish Procedure for Valuing Affected Claims

The procedure for valuing Affected Claims for voting and distribution purposes, and resolving disputes in respect of any such valuation, is set forth in the Claims Procedure Orders, Cross-border Claims Protocol, Cross-border Voting Protocol and the Creditors’ Meeting Order. The Applicants and the Monitor reserve the right to seek the assistance of the Court in valuing the Affected Claim of any Affected Unsecured Creditor, if deemed advisable, or in determining the result of any vote on any of the Resolutions or otherwise at the Creditors’ Meeting, or the amount, if any, to be distributed to any Affected Unsecured Creditor under the CCAA Plan, as the case may be.

4.6	Affected Claims for Voting Purposes

Each Affected Unsecured Creditor with a Voting Claim shall be entitled to one (1) vote and the weight attributed to such vote (for the purposes of determining the Required Majorities) shall be equal to the aggregate Canadian dollar value of such Affected Unsecured Creditor’s Voting Claim (if necessary, converted into Canadian dollars in accordance with Section 4.1).

If the amount of the Affected Claim of any Affected Unsecured Creditor is not resolved for voting purposes at least five (5) Business Days before the Creditors Meeting Date in accordance with the Claims Procedure Orders, the Cross-border Claims Protocol, the Cross-border Voting Protocol and the Creditors’ Meeting Order, such Affected Unsecured Creditor shall be entitled to vote at the Creditors’ Meeting based on that portion of its Affected Claim which has been accepted for voting purposes by the Monitor, without prejudice to the rights of the Applicants, or the Affected Unsecured Creditor, with respect to the final determination of the Affected Unsecured Creditor’s Affected Claim for distribution purposes in accordance with the terms of the Claims Procedure Orders, the Creditors’ Meeting Order and this CCAA Plan.

Affected Unsecured Creditors whose Affected Claims have been revised or disallowed, in full or in part, which revision or disallowance remains in dispute or under appeal in accordance with the Claims Procedure Orders, shall have their voting intentions with respect to such disputed or disallowed amounts recorded by the Monitor and reported to the Court.

4.7	Adjournments

If the Creditors’ Meeting is adjourned or postponed by the Chair, in his sole and absolute discretion, or because quorum is not obtained, the Creditors’ Meeting will be adjourned, postponed or otherwise rescheduled by the Monitor to such date, time and place as may be decided by the Chair, in his sole and absolute discretion.

4.8	Voting of Proxies

Any Affected Unsecured Creditor’s proxy will be voted on any ballot in accordance with the Affected Unsecured Creditor’s instruction to vote for or against the approval of such Affected Unsecured Creditor Class’ Resolution and any other matters before the Creditors’ Meeting. In the absence of such instruction, the proxy will be voted for the approval of such Resolution.

Forms of proxy may confer discretionary authority on the individuals designated therein with respect to amendments or variations of matters identified in the notice of Creditors’ Meeting and other matters that may properly come before the Creditors’ Meeting.

All matters related to the solicitation of votes for the Creditors’ Meeting, the mailing of materials to Affected Unsecured Creditors and the voting procedure and tabulation of votes cast with respect to the Creditors’ Meeting shall be as set forth in the Creditors’ Meeting Order.

4.9	Claims Bar Dates

If an Affected Unsecured Creditor has failed to file its Proof of Claim prior to the relevant Claims Bar Dates and has not been permitted to file a late Claim pursuant to the Claims Procedure Orders, that Affected Unsecured Creditor shall be forever barred from voting at the Creditors’ Meeting and receiving a distribution, and the Applicants shall be released from the Affected Claims of such Affected Unsecured Creditor and Subsection 6.6(b) shall apply to all such Affected Claims.

ARTICLE 5

DISTRIBUTIONS IN RESPECT OF DISPUTED CLAIMS

5.1	No Distributions Pending Allowance

Notwithstanding any other provision of this CCAA Plan, no distributions shall be made with respect to a Disputed Claim unless and until it has become a Proven Claim. Prior to the Implementation Date, Disputed Claims shall be dealt with in accordance with the Claims Procedure Orders, the Cross-border Claims Protocol and the Cross-border Voting Protocol. Following the Implementation Date, Disputed Claims shall continue to be dealt with in accordance with the Claims Procedure Orders, the Cross-border Claims Protocol and the Cross-border Voting Protocol.

5.2	Applicants Reserve

As of the Initial Distribution Date, the Monitor, in its capacity as Disbursing Agent, shall establish the Applicants Reserve by holding on account of Disputed Claims, a number of shares of New ABH Common Stock equal to the amount of shares of New ABH Common Stock that the Holders of Disputed Claims would be entitled to receive if all such Disputed Claims had been Proven Claims in their entire amount on the Initial Distribution Record Date. The shares of New ABH Common Stock deposited in the Applicants Reserve shall not be voted by the Monitor, in its capacity as Disbursing Agent and holder of record of such securities, except pursuant to, and in accordance with, an Order of the Court.

5.3 Distributions From Applicants Reserve Once Disputed Claims Resolved

The Monitor, in its capacity as Disbursing Agent, shall make allocations from the Applicants Reserve to Holders of Proven Claims following the Initial Distribution Date in accordance with this CCAA Plan. To the extent that Disputed Claims become Proven Claims after the Initial Distribution Record Date, the Monitor, in its capacity as Disbursing Agent, shall on the applicable Interim Distribution Date or the Final Distribution Date, distribute from the Applicants Reserve to the Holders of such Proven Claims, the shares of New ABH Common Stock which they would have been entitled to receive in respect of such Proven Claims had such Affected Claims been Proven Claims on the Initial Distribution Record Date. To the extent that any Disputed Claim or a portion thereof has become a Disallowed Claim after the Initial Distribution Record Date, then the Monitor, in its capacity as Disbursing Agent, shall distribute on the applicable Interim Distribution Date or the Final Distribution Date, to the Holders of Affected Unsecured Claims that have previously been adjudicated under this CCAA Plan to be Proven Claims, their Pro Rata share from the Applicants Reserve, of such additional shares of New ABH Common Stock kept in the Applicants Reserve on account of such Disallowed Claims. The Monitor, in its capacity as Disbursing Agent shall make its last distribution on the Final Distribution Date.

ARTICLE 6

IMPLEMENTATION OF THE CCAA PLAN

6.1	CCAA Plan Implementation

(a)	CCAA Plan Transactions

Each of the following transactions contemplated by and provided for under the CCAA Plan, including the Restructuring Transactions, will be consummated and effected and shall for all purposes be deemed to occur on or after the Implementation Date, in the manner and the sequence as set forth below or in the Restructuring Transactions Notice. Therefore, all of the actions, documents, agreements and funding necessary to implement all of the following transactions must be in place and be final and irrevocable prior to the Implementation Date and shall then be held in escrow and shall be released without any further act or formality, except as provided in the Sanction Order.

On or after the Implementation Date, each of the following transactions shall be consummated and effected:

(i)	Restructuring Transactions. Each of the steps and transactions comprising the Restructuring Transactions necessary to be completed on or after the Implementation Date shall be effected in the manner and the sequence as set forth in the Restructuring Transactions Notice.

(ii)	Payment of Certain Excluded Claims. The Excluded Claims that pursuant to this CCAA Plan are required to be paid on the Implementation Date shall be paid in full as set forth in this CCAA Plan.

(iii)	New ABH Common Stock. The shares of New ABH Common Stock to be distributed to Affected Unsecured Creditors will be delivered in accordance with this CCAA Plan, including the Restructuring Transactions.

(iv)	Compromise of Debt. The Affected Claims will be settled, compromised, released or otherwise dealt with in accordance with this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice.

(v)	Rights Offering. Subject to the auction process and bidding procedures referred to in the Backstop Agreement, the Applicants may implement a rights offering (the “Rights Offering”) for the issuance of securities, on terms and in substance reasonably satisfactory to the Applicants, in an amount not to exceed $500 million in accordance with the terms of the Backstop Agreement. Among other things, the Rights Offering will be made available to Affected Unsecured Creditors in the Chapter 11 Cases and the CCAA Proceedings and will be subject to Court and Bankruptcy Court approval.

(vi)	Reserve for Disputed Claims. The Applicants Reserve will be established.

(vii)	CCAA Charges Cancelled. The CCAA Charges will be cancelled, provided that the BI DIP Lenders Charge shall be cancelled on the condition that the BI DIP Claims are paid in full on the Implementation Date.

(viii)	Exit Loan Facilities. The Reorganized Debtors will enter into definitive documentation, in a form and in substance satisfactory to the Applicants and reasonably acceptable to the Unsecured Noteholders’ Committee, with respect to the Exit Loan Facilities in an aggregate amount up to $2.3 billion, less cash on hand and proceeds from the Rights Offering, and the Applicants will borrow funds under the Exit Loan Facilities in amounts which, together with such other Cash as is then available to the Applicants, will be sufficient to make all Cash distributions to be made under this CCAA Plan and the U.S Plan.

(ix)	Expiry of the Stay Period. The Stay Termination Date will occur.

6.2	Restructuring Transactions

The Applicants shall take actions as may be necessary or appropriate to effect the Restructuring Transactions as set forth in the Restructuring Transactions Notice, including all of the transactions described in this CCAA Plan and the U.S. Plan. Such actions may include: (i) the execution and delivery of appropriate agreements or other documents of incorporation, merger, amalgamation, consolidation, conversion or reorganization containing terms that are consistent with the terms of this CCAA Plan and the U.S. Plan and that satisfy the requirements of applicable Law; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, guarantee, or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this CCAA Plan or the U.S. Plan, in each case without the need to obtain any third party consent; (iii) the filing of appropriate certificates of incorporation, merger, amalgamation, consolidation, or reorganization with the appropriate Governmental Entities under applicable Law; (iv) the manner and the sequence in which the Affected Claims are settled, compromised or otherwise dealt with, and (v) all other actions that the Applicants determine are necessary or appropriate to give effect to the Restructuring Transactions, including the making of filings or recordings in connection with the relevant Restructuring Transactions. The form of each Restructuring Transaction shall be determined by the boards of directors or shareholders of each of the Applicants and the U.S. Debtors and their successors party to any Restructuring Transaction, and shall be approved by the Monitor, provided, however, that the Applicants and the U.S. Debtors reserve the right to undertake transactions in lieu of or in addition to such Restructuring Transactions as the Applicants and the U.S. Debtors may deem necessary or appropriate under the circumstances and as approved by the Monitor so long as such other transactions do not affect the distributions under this CCAA Plan or the U.S. Plan. The implementation of any of the Restructuring Transactions shall not affect the distributions under this CCAA Plan or the U.S. Plan.

6.3	Listing of Shares of New ABH Common Stock

The Applicants shall use their reasonable best efforts to cause the shares of New ABH Common Stock to be listed on the TSX.

6.4	Management and Director Compensation and Incentive Plans and Programs

On or as soon as practicable after the Implementation Date, the Reorganized Debtors will adopt and implement a management stock incentive program, and such other management and director compensation and incentive programs as reasonably determined by the Applicants and Reorganized Debtors, as set forth in Plan Supplement [6] under the U.S. Plan; provided, however, that the Applicants and Reorganized Debtors shall reserve 8.5% on a fully diluted basis of the shares of New ABH Common Stock for issuance pursuant to such management and director compensation and incentive programs. As of the Implementation Date, all existing director and management compensation plans and programs set forth in Plan Supplement [6A] under the U.S. Plan shall remain in effect and the plans and programs set forth in Plan Supplement [6B] under the U.S. Plan shall be terminated.

6.5	Employee Compensation and Benefit Programs

As of the Implementation Date, all of the Applicants’ existing retirement income plans, welfare benefit plans, severance policies and other employee-related plans and programs set forth in Plan Supplement [7A] under the U.S. Plan, shall remain in effect, as amended, and the plans and programs set forth in Plan Supplement [7B] under the U.S. Plan shall be terminated. After the Implementation Date, the Reorganized Debtors shall have the sole authority to terminate, amend or implement retirement income plans, welfare benefit plans and other plans and programs for employees in accordance with the terms of such plans and applicable Law.

6.6	CCAA Plan Releases

The following releases will become effective at the Final Restructuring Transactions Time:

(a)	Releases by the Applicants

As at the Final Restructuring Transactions Time and subject to the provisions of Subsection 5.1(2) of the CCAA, each Applicant will be deemed to forever release, waive and discharge any and all demands, claims, actions, causes of action, counterclaims, suits, rights, obligations, debts, sums of money, accounts, covenants, damages, judgments, expenses, liabilities, executions, liens and other recoveries on account of any indebtedness, liability, obligation, demand or cause of action of whatever nature (including interest thereon and costs, fees or other amounts in respect thereof) (collectively, the “Obligations”) (other than the rights of the Applicants to enforce this CCAA Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder or pursuant hereto (including the Restructuring Transactions and the contracts, instruments, releases, indentures and other agreements or documents delivered under the Rights Offering or pursuant thereto) whether reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, direct, indirect or derivative, then existing or hereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other circumstance or occurrence existing or taking place on or prior to the Final Restructuring Transactions Time in any way relating to, arising out of or in connection with the business and affairs of the Applicants, the business and affairs of the U.S. Debtors, the subject matter of, or the transactions or events giving rise to any Claims, this CCAA Plan, the U.S. Plan, the Rights Offering, the CCAA Proceedings, the Chapter 15 Proceedings and the Chapter 11 Cases that could be asserted by or on behalf of the Applicants against: (i) present or former directors, officers and employees of the Applicants, including the Chief Restructuring Officer and any director, officer or employee of any Applicant sitting on a committee constituted in connection with the CCAA Proceedings at the request of such Applicant, in each case in their respective capacities as of the Implementation Date; (ii) the agents, legal counsel, financial advisors and other professionals of the Applicants, in each case in their respective capacities as of the Implementation Date; (iii) the Monitor, its legal counsel and its current officers, directors; (iv) the BI DIP Lenders and the BI DIP Agent, each in their capacities as such, and each of their respective counsel; (v) Citibank, N.A., Barclays Bank PLC and Barclays Capital Inc., in their respective capacities under the Securitization Facility, (vi) the Ad Hoc Unsecured Noteholders Committee, (vii) the Unsecured Creditors’ Committee, (viii) the Indenture Trustees, and, where applicable, with respect to each of the above named parties, such party’s present and former advisors, principals, employees, officers, directors, representatives, financial advisors, legal counsel, accountants, investment bankers, consultants, agents and other representatives or professionals.

(b)	Releases by Others

As at the Final Restructuring Transactions Time, (i) the Applicants, (ii) the subsidiaries of Reorganized ABH, (iii) the Monitor, (iv) the Chief Restructuring Officer, (v) the BI DIP Lenders and the BI DIP Agent, each in their capacity as such, (vi) Citibank, N.A., Barclays Bank PLC and Barclays Capital Inc., in their respective capacities under the Securitization Facility, (vii) the Ad Hoc Unsecured Noteholders Committee, (viii) the Unsecured Creditors’ Committee, (ix) the Indenture Trustees and (x) in each case, their respective present and former advisors, principals, employees, officers, directors, representatives, financial advisors, legal counsel, accountants, investment bankers, consultants, agents and other representatives or professionals (collectively, the “Released Parties”) will be released and discharged from any and all Obligations, whether reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, direct, indirect or derivative, then existing or hereafter arising, in law, equity or otherwise, that any Person (including the Holders, the Applicants and the U.S. Debtors, as applicable, and any Person who may claim contribution or indemnification against or from them) may be entitled to assert (including any and all Claims in respect of potential statutory liabilities of the Released Parties for which the Initial Order authorized the granting of a

CCAA Charge or Claims for which Released Parties who are directors are by law liable in their capacity as directors for the payment of such Claims, but other than the rights of Persons to enforce this CCAA Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered hereunder or pursuant hereto (including the Restructuring Transactions and the contracts, instruments, releases, indentures and other agreements or documents delivered under the Rights Offering or pursuant thereto) based in whole or in part on any act, omission, transaction, event or other circumstance or occurrence existing or taking place on or prior to the Final Restructuring Transactions Time in any way relating to, arising out of or in connection with the business and affairs of the Applicants, the business and affairs of the U.S. Debtors, the subject matter of, or the transactions or events giving rise to, any Claims, the CCAA Charges, this CCAA Plan, the U.S. Plan, the Rights Offering, the CCAA Proceedings, the Chapter 15 Proceedings and the Chapter 11 Cases, provided that nothing herein will release or discharge such Released Party if the Released Party is judged by the expressed terms of a judgment rendered on a final determination on the merits to have committed fraud or willful misconduct or to have been grossly negligent or, in the case of directors or officers, in respect of any claim referred to in Subsection 5.1(2) of the CCAA.

(c)	[Releases by Unionized Employees]

[As at the Final Restructuring Transactions Time, each and every one of the current and former Unionized Employees will be deemed to forever release, waive and discharge any and all Obligations (including any remedies to challenge transfers which may fall within the scope of any bulk sales, fraudulent conveyance or similar statute) against the Released Parties, whether reduced to judgement, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, direct, indirect or derivative, then existing or hereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Final Restructuring Transactions Time in any way relating to, arising out of or in connection with the Unions bargaining, negotiation, settling, granting of concessions or compromising grievances or Claims of any nature whatever with the Applicants in connection with, directly or indirectly, this CCAA Plan, the U.S. Plan, the CCAA Proceedings, the Chapter 15 Proceedings and the Chapter 11 Cases that could be asserted by or on behalf of the Unionized Employees, the Unions or any Persons acting on behalf of such Unionized Employees or Unions against the Released Parties.]

(d)	[Releases by the Bridgewater Entities]

[As at the Final Restructuring Transactions Time, each and every one of the Bridgewater Entities will be deemed to forever release, waive and discharge any and all Obligations (including any remedies to challenge transfers which may fall within the scope of any bulk sales, fraudulent conveyance or similar statute) against the Released Parties, whether reduced to judgement, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, direct, indirect or derivative, then existing or hereafter arising, in law, equity or otherwise, that the Bridgewater Entities may be entitled to assert (including any and all Claims in respect of potential statutory liabilities of the Released Parties for which the Initial Order authorized the granting of a CCAA Charge or Claims for which Released Parties who are directors are by law liable in their capacity as directors for the payment of such Claims, but other than the rights of the Bridgewater Entities to enforce this CCAA Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered hereunder or pursuant hereto) based in whole or in part on any act, omission, transaction, event or other circumstance or occurrence existing or taking place on or prior to the Final Restructuring Transactions Time in any way relating to, arising out of or in connection with the business and affairs of the Applicants, the business and affairs of the U.S. Debtors, the subject matter of, or the transactions or events giving rise to, any Claims, the CCAA Charges, this CCAA Plan, the U.S. Plan, the CCAA Proceedings, the Chapter 15 Proceedings and the Chapter 11 Cases, provided that nothing herein will release or discharge such Released Party if the Released Party is judged by the expressed terms of a judgment rendered on a final determination on the merits to have committed fraud or willful misconduct or to have been grossly negligent or, in the case of directors or officers, in respect of any claim referred to in Subsection 5.1(2) of the CCAA.]

(e)	[Releases by the 15.5% Senior Unsecured Notes Indenture Trustee]

[As at the Final Restructuring Transactions Time, [the 15.5% Senior Unsecured Notes Indenture Trustee on behalf of each of the 15.5% Senior Unsecured Notes Creditors] will be deemed to forever release, waive and discharge any and all Obligations (including any remedies to challenge transfers which may fall within the scope of any bulk sales, fraudulent conveyance or similar statute) against the Bridgewater Entities, whether reduced to judgement, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, direct, indirect or derivative, then existing or hereafter arising, in law, equity or otherwise, that the 15.5% Senior Unsecured Notes Creditors may be entitled to assert (other than the rights of the 15.5% Senior Unsecured Notes Indenture Trustee and the 15.5% Senior Unsecured Notes Creditors to enforce this CCAA Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered hereunder or pursuant hereto) based in whole or in part on any act, omission, transaction, event or other circumstance or occurrence existing or taking place on or prior to the Final Restructuring Transactions Time in any way relating to, arising out of or in connection with the business and affairs of the Bridgewater Entities, the subject matter of, or the transactions or events giving rise to, any Claims of any nature whatever with the 15.5% Senior Unsecured Notes Creditors that could be asserted by on behalf of the 15.5% Senior Unsecured Notes Creditors against the Bridgewater Entities, provided that nothing herein will release or discharge such Bridgewater Entities if the Bridgewater Entities is judged by the expressed terms of a judgment rendered on a final determination on the merits to have committed fraud or willful misconduct or to have been grossly negligent.]

6.7	Injunction Related to Releases

The Sanction Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to this CCAA Plan.

6.8	Waiver of Defaults

From and after the Final Restructuring Transactions Time, except in cases where this CCAA Plan requires that the Holders of the applicable Claims (including Proven Secured Claims) be paid in full on the Implementation Date, on condition that such Claims are paid in full on the Implementation Date, all Persons shall be deemed to have waived any and all defaults of the Applicants (except for defaults under the securities, contracts, instruments, releases and other documents delivered under this CCAA Plan or entered into in connection herewith or pursuant hereto) then existing or previously committed by the Applicants or caused by the Applicants, directly or indirectly, or non-compliance with any covenant, positive or negative pledge, warranty, representation, term, provision, condition or obligation, express or implied, in any contract, credit document, agreement for sale, lease or other agreement, written or oral, and any and all amendments or supplements thereto, existing between such Person and the Applicants arising from the filing by the Applicants under the CCAA or the transactions contemplated by this CCAA Plan, and any and all notices of default and demands for payment under any instrument, including any guarantee arising from such default, shall be deemed to have been rescinded.

6.9	Cancellation, Assignment, Transfer or Other Alienation of Canadian Unsecured Notes, Canadian Secured Notes, ACCC Term Loan Documents, BCFPI Secured Bank Documents and Agreements

As at the Final Restructuring Transactions Time, except as otherwise specifically provided for in this CCAA Plan or the U.S. Plan, or as contemplated to be effected as part of the Restructuring Transactions and, in cases where this CCAA Plan requires that the Holders of the applicable Claims (including Proven Secured Claims) be paid in full on the Implementation Date on the condition that such Claims are paid in full on the Implementation Date: (a) the Canadian Unsecured Notes, the Canadian Secured Notes, the ACCC Term Loan Documents, the BCFPI Secured Bank Documents and any other note, bond, debenture, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Applicants, shall be cancelled, assigned, transferred or otherwise alienated, as the case may be, in accordance with the Restructuring Transactions, (b) the obligations of, and Affected Claims and Secured Claims against, the Applicants under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Canadian Unsecured Notes, the Canadian Secured Notes, the ACCC Term Loan Documents, the BCFPI Secured Bank Documents and any other note, bond, debenture, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Applicants, as the case may be, shall be released and discharged as between a Holder of an Affected Claim and Secured Claims and the Applicants, (c) any agreement (including the Canadian Unsecured Notes Indentures) that governs the rights of a Holder of a Claim and that is administered by a Servicer shall continue in effect solely for purposes of (i) allowing such Servicer to make the distributions on account of such Affected

Claims under this CCAA Plan and (ii) permitting such Servicer to maintain any rights or liens it may have for fees, costs, expenses, indemnities or other amounts under such indenture or other agreement, (d) the immediately preceding provision shall not affect the discharge of Claims against the Applicants under this CCAA Plan or the U.S. Plan, or result in any expense or liability to the Applicants, (e) the Applicants shall not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer, other than the Monitor) for any fees, costs, or expenses incurred on and after the Final Restructuring Transactions Time except as expressly provided in Section 7.13, and (f) nothing herein shall preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Court.

6.10	Cancellation of Liens

Except as otherwise provided in the CCAA Plan and except in cases where this CCAA Plan requires that Holders of the applicable Proven Secured Claims be paid in full on the Implementation Date, on condition that such Proven Secured Claims are paid in full on the Implementation Date, as at the Final Restructuring Transactions Time, in consideration for the distributions to be made on the Implementation Date pursuant to this CCAA Plan, all Liens, and rights related to any Claim, including those existing under the Canadian Secured Notes, the ACCC Term Loan Documents, the BCFPI Secured Bank Documents, the Securitization Facility, the BI DIP Facility Documents and the ULC DIP Facility Documents, shall be terminated, null and void and of no effect.

6.11	Corporate Governance

As of the Implementation Date, the directors and officers of each Applicant that is not a Reorganized Debtor will be terminated. A search committee (the “Search Committee”), consisting of three (3) members of the Unsecured Creditors’ Committee, three (3) members of the Ad Hoc Unsecured Noteholders Committee, and one (1) representative of the Company shall be formed to select the board of directors for Reorganized ABH (the “Board”). Among other things, the Search Committee shall be responsible for selecting the Board, determining the number of directors (including the number of independent directors, if any) comprising the Board, and defining the terms and other qualifications for such directors.

ARTICLE 7

PROVISIONS GOVERNING DISTRIBUTIONS

7.1	Distributions for Claims Allowed as at the Initial Distribution Date

Except as otherwise provided herein or as ordered by the Court, distributions to be made on account of Affected Claims that are Proven Claims as at the Initial Distribution Record Date shall be made on the Initial Distribution Date. Thereafter, distributions on account of Affected Claims that are determined to be Proven Claims after the Initial Distribution Record Date shall be made on the Interim Distribution Date or the Final Distribution Date and in accordance with Article 5 and Article 7.

7.2	Assignment of Claims

For purposes of determining entitlement to receive any distribution pursuant to this CCAA Plan, the Applicants, the Disbursing Agent and the Servicers, and each of their respective agents, successors and assigns, shall have no obligation to recognize any transfer or assignment of any Affected Claim unless and until notice of the transfer or assignment from either the transferor, assignor, transferee or assignee, together with evidence showing ownership, in whole or in part, of such Affected Claim and that such transfer or assignment was valid at Law, has been received by the affected Applicants, the Disbursing Agent or the Servicer, as the case may be, at least ten (10) Business Days prior to the Initial Distribution Record Date, any Interim Distribution Record Date or the Final Distribution Date.

7.3	Interest on Affected Unsecured Claims

(a)	The amount of each Affected Unsecured Claim shall, for all purposes other than for voting and distribution purposes, include the interest accrued thereon, if any, as of the Implementation Date calculated in accordance with the contract or other arrangement giving rise to such Affected Unsecured Claim. The Face Amount of each Affected Unsecured Claim shall, for voting and distribution purposes, be valued as of the Date of Filing without regard to any interest accruing thereon thereafter and such interest accrual shall not in any way diminish or otherwise affect the operation and scope of the settlement or compromise of the Affected Claims nor the full and complete releases provided for in this CCAA Plan or the U.S. Plan in respect of capital, interest or otherwise.

(b)	To the extent that any Proven Claim to which a distribution under this Plan relates is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable Law, be allocated to the principal amount of the Proven Claim first and then, to the extent that the consideration exceeds the principal amount of the Proven Claim, to the portion of such Proven Claim representing accrued but unpaid interest (including interest in respect of any secured portion of such Proven Claim).

7.4	Distributions by Disbursing Agent

The Disbursing Agent shall make all distributions required under this CCAA Plan subject to the provisions of Article 5 and Article 7. If the Disbursing Agent is an independent third party, then such Disbursing Agent shall receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to the CCAA Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Applicants on terms acceptable to the Applicants. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.

7.5	Disbursing Agent Shall Not Distribute Cash Below Cdn$ 10

The Disbursing Agent shall not be required to, but may in its sole and absolute discretion, make Cash distributions to Holders of Proven Claims in an amount less than

Cdn$10. In addition, the Disbursing Agent shall not be required to, but may in its sole and absolute discretion, make any distribution on account of any Proven Claim in the event that the costs of making such payment exceeds the amount of such distribution.

7.6	Disbursing Agent Shall Not Distribute Fractional Shares

Notwithstanding any other provision of this CCAA Plan, only whole numbers of shares of New ABH Common Stock shall be distributed to Holders of Proven Claims. When any distribution on account of any Proven Claim would otherwise result in the distribution of a number of shares of New ABH Common Stock that is not a whole number, the actual distribution of such shares shall be rounded to the next higher or lower whole number of shares as follows: (i) fractions equal to or greater than  1/2 shall be rounded to the next higher whole number; and (ii) fractions less than  1/2 shall be rounded to the next lower number. No consideration shall be provided in lieu of fractional shares of New ABH Common Stock that are rounded down.

7.7	Disbursing Agent Shall Not Distribute Fractional Cents

Notwithstanding any other provision of this CCAA Plan, no payment of fractional cents will be made. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.

7.8	Delivery of Distributions

(a)	Proven Claims.

Subject to Section 7.2, distributions to Holders of Proven Claims shall be made by the Disbursing Agent or the appropriate Servicer (i) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Applicants or the Monitor has been notified in writing of a change of address), (ii) at the addresses set forth in any written notice of address change delivered to the Disbursing Agent after the date of any related Proof of Claim, (iii) in the case of a Holder of an Affected Claim whose Affected Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer.

(b)	Undeliverable Distributions.

If any distribution to a Holder of a Proven Claim is returned as undeliverable, no further distributions to such Holder of such Claim shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of then-current address of such Holder, at which time all missed distributions shall be made to such Holder without interest. Undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. The Applicants shall make reasonable efforts to locate Holders of Proven Claims for which distributions were undeliverable. All claims for undeliverable distributions must be made on or before the date that is 90 days after the Initial Distribution Date, the applicable Interim Distribution Date or the Final Distribution Date as the case may be, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions or claims thereon and the Claim of any Holder or successor to such Holder with respect to such property shall be discharged and forever barred.

7.9	Withholding Taxes

In connection with this CCAA Plan, all distributions made hereunder by the Disbursing Agent shall be made net of all applicable Taxes. Notwithstanding any other provision of this CCAA Plan, each Affected Unsecured Creditor with a Proven Claim that is to receive a distribution pursuant to this CCAA Plan shall have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed by any Governmental Entity (including income, withholding and other Tax obligations on account of such distribution), and no distribution shall be made to or on behalf of such Affected Unsecured Creditor pursuant to this CCAA Plan unless and until such Affected Unsecured Creditor has made arrangements satisfactory to the Disbursing Agent and the Applicants for the payment and satisfaction of such Tax obligations. The Disbursing Agent shall be authorized to take any and all actions as may be necessary or appropriate to comply with such withholding and reporting requirements. All amounts withheld on account of Taxes shall be treated for all purposes as having been paid to the Affected Unsecured Creditor in respect of which such withholding was made, provided such withheld amounts are remitted to the appropriate Governmental Entity.

7.10	Multiple Affected Claims

Subject to Section 4.4, for voting and distribution purposes, in respect of all Affected Creditors and their rights in respect of Affected Claims: (i) all guarantees of an Applicant of the payment or performance by another Applicant with respect to any Affected Claim will be recognized; (ii) each Affected Claim and all guarantees by an Applicant of such Affected Claim will be treated as multiple Affected Claims against the Applicants; and (iii) any joint obligation of any Applicant with another Applicant will be treated as two separate Affected Claims against the Applicants, provided that the aggregate recovery on account of any Proven Claim or Allowed Claim (as defined under the U.S. Plan) from all sources, including distributions under this CCAA Plan, the U.S. Plan or a combination of both, regardless of whether on account of a theory of primary or secondary liability, by reason of guarantee, surety indemnity, joint and several obligations or otherwise, shall not exceed 100% of the underlying indebtedness, liability or obligation giving rise to such Claim.

7.11	No Double Recovery on Allowed Cross-border Claims

To the extent that any Claim is both a Proven Claim against a Cross-border Debtor under this CCAA Plan and an Allowed Claim (as defined in the U.S. Plan) against the same Cross-border Debtor under the U.S. Plan (each an “Allowed Cross-border Claim”), (i) there shall only be a single recovery on account of such Allowed Cross-border Claim under this CCAA Plan and the U.S. Plan, and (ii) the aggregate distribution which such Allowed Cross-border Claim shall receive, whether under this CCAA Plan or the U.S. Plan or a combination of both, shall not exceed the greatest distribution which such Allowed Cross-border Claim would be entitled to receive under this CCAA Plan or the U.S. Plan.

7.12	Guarantees and Similar Covenants

No Person who has a Claim under any guarantee, surety, indemnity solidary or joint and several obligations or otherwise in respect of any Claim which is settled, compromised, released or otherwise dealt with under this CCAA Plan or who has any right in respect of, or to be subrogated to, the rights of any Person in respect of a Claim which is compromised under this CCAA Plan shall be entitled to any greater rights than the Affected Unsecured Creditor whose Claim is settled, compromised, released, or otherwise dealt with under this CCAA Plan.

7.13	Payment of Indenture Trustees Fees

The Applicants shall reimburse any Indenture Trustees for reasonable and necessary services performed by it (including reasonable attorneys’ fees and document out-of-pocket expenses) in connection with the making of distributions under this CCCA Plan to Holders of Proven Claims, without the need for approval by the Court. To the extent that there are any disputes that the Applicants are unable to resolve with the Indenture Trustees, the Applicants shall report to the Court as to whether there are any unresolved disputes regarding the reasonableness of the Indenture Trustees’ (and their attorneys’) fees and expenses. Any such unresolved disputes may be submitted to the Court for resolution.

7.14	Special Provisions Regarding Allowed Insured Claims

In the event an Insured Claim Creditor does not agree to relinquish and waive any right to any Claim, other than the Allowed Insured Claim, arising from an incident or occurrence alleged to have occurred prior to the Implementation Date and having given rise to such Allowed Insured Claim, the whole in accordance with Section 3.6, distributions under this CCAA Plan to such Insured Claim Creditor will be in accordance with the treatment provided under this CCAA Plan for the Affected Unsecured Creditor Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to such Insured Claim Creditor thereof under any Insurance Contracts and applicable Law; provided, however, that (i) no distributions shall be made on account of any Allowed Insured Claim that is payable pursuant to an Insurance Contract until the Insured Claim Creditor has exhausted all remedies with respect to such Insurance Contract; and (ii) distributions to Insured Claim Creditor by any Insurer shall be in accordance with the provisions of the applicable Insurance Contract. To the extent that one or more of the Insurers agrees to satisfy an Allowed Insured Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such Insurers’ agreement, such Allowed Insured Claim will be expunged to the extent of any agreed upon amount.

ARTICLE 8

MISCELLANEOUS

8.1	Contracts and Leases

Except as otherwise provided in this CCAA Plan, as of the Final Restructuring Transactions Time, each Applicant shall be deemed to have ratified each executory contract and unexpired lease to which it is a party (other than in respect of Claims arising from such contract or lease which will be Affected Claims and, therefore, settled, compromised, released or otherwise dealt with pursuant to this CCAA Plan, unless such contract or lease: (i) was previously repudiated or terminated by the Applicants; (ii) previously expired or terminated pursuant to its own terms; or (iii) was amended as evidenced by a written agreement with the Applicants, and in such case the amended contract or lease shall be deemed ratified.

8.2	Confirmation of CCAA Plan

Provided that this CCAA Plan is approved by the Required Majorities:

(a)	the Applicants shall seek the Sanction Order for the approval of this CCAA Plan; and

(b)	subject to the Sanction Order being made in form and substance acceptable to the Applicants and the satisfaction of the conditions to the implementation of this CCAA Plan set forth in Section 8.5, this CCAA Plan shall be implemented by the Applicants and shall be binding upon each of the Applicants and all Persons referred to in Section 2.1.

8.3	Paramountcy

From and after the Implementation Date, any conflict between this CCAA Plan and/or the covenants, warranties, representations, terms, conditions, provisions or obligations, express or implied, of any contract, mortgage, security agreement, and/or indenture, trust indenture, loan agreement, commitment letter, agreement for sale, the by-laws of the Applicants, lease or other agreement or undertaking, written or oral and any and all amendments or supplements thereto existing between one or more of the Affected Unsecured Creditors and the Applicants as at the Implementation Date will be deemed to be governed by the terms, conditions and provisions of this CCAA Plan and the Sanction Order, which shall take precedence and priority. All Affected Unsecured Creditors shall be deemed irrevocably for all purposes to consent to all transactions contemplated in and by this CCAA Plan.

8.4	Modification of CCAA Plan

The Applicants, in consultation with the Monitor, reserve the right to file any modification of, or amendment or supplement to, this CCAA Plan by way of a supplementary plan or plans of reorganization, compromise or arrangement (or any one or more thereof) prior to the Creditors’ Meeting Date or at or before the Creditors’ Meeting, in which case any such supplementary plan or plans of reorganization, compromise or arrangement (or any one or more thereof), shall, for all purposes, be and be deemed to form part of and be incorporated into this CCAA Plan. The Applicants shall file any supplementary plans with the Court as soon as practicable. The Applicants shall give notice to Affected Unsecured Creditors of the details of any such modification, amendment or supplement at the Creditors’ Meeting prior to the vote being taken to approve this CCAA Plan. The Applicants may give notice of a proposed modification, amendment or supplement to this CCAA Plan at or before the Creditors’ Meeting by notice which shall be sufficient if given to those Creditors present at such meeting in person or by proxy. After the Creditors’ Meeting (and both prior to and subsequent to the obtaining of the Sanction Order), the Applicants, in consultation with the Monitor, may at any time and from time to time vary, amend, modify or supplement this CCAA Plan without the need for obtaining an Order or providing notice to the Affected Unsecured Creditors if the Monitor determines that such variation, amendment, modification or supplement would not be materially prejudicial to the interests of the Affected Unsecured Creditors under this CCAA Plan or the Sanction Order and is necessary in order to give effect to the substance of this CCAA Plan or the Sanction Order.

8.5	Conditions Precedent to Implementation of CCAA Plan

The implementation of this CCAA Plan by the Applicants is subject to the following conditions precedent which, except for Subsections 8.5(a), 8.5(b) and 8.5(m) below and as otherwise would be in violation of applicable Laws, may be waived in writing as provided in Section 8.6:

(a)	the approval of this CCAA Plan by the Required Majorities shall have been obtained;

(b)	the Sanction Order sanctioning this CCAA Plan, in form and substance satisfactory to the Applicants and the Monitor, shall have been made and entered and the operation and effect of the Sanction Order shall not have been stayed, reversed or amended, and shall among other things: [NTD: Contents of Sanction Order to be confirmed.]

(i)	declare that: (i) this CCAA Plan has been approved by the Required Majorities of Affected Unsecured Creditors in conformity with the CCAA; (ii) the Applicants have complied with the provisions of the CCAA and the Orders made in the CCAA Proceedings in all respects; (iii) the Court is satisfied that each Applicant has neither done nor purported to do anything that is not authorized by the CCAA; and (iv) this CCAA Plan and the transactions contemplated hereby are fair and reasonable, and in the best interests of the Applicants, the Affected Unsecured Creditors and the other stakeholders of the Applicants (having considered, among other things, the composition of the vote, what creditors would receive in liquidation or sale as compared to this CCAA Plan, alternatives to this CCAA Plan or liquidation or sale, whether any oppression exists or has occurred, the treatment of shareholders and the public interest);

(ii)	order that this CCAA Plan (including the settlements, compromises, arrangements, reorganizations, corporate transactions and releases set out herein and the transactions, including the Restructuring Transactions and reorganization contemplated hereby) is sanctioned and approved pursuant to Section 6 of the CCAA and, as at the Implementation Date, will be effective and will enure to the benefit of and be binding upon the Applicants, the Affected Unsecured Creditors and all other Persons stipulated in this CCAA Plan or in the Sanction Order, if any;

(iii)	declare that the Restructuring Transactions shall be effected, subject to Section 6.2, in the manner and the sequence as set forth in the Restructuring Transactions Notice;

(iv)	declare that all Proven Claims determined in accordance with the Claims Procedure Orders, the Cross-border Claims Protocol, the Cross-border Voting Protocol and the Creditors’ Meeting Order are final and binding on the Applicants and all Affected Unsecured Creditors;

(v)	declare that, subject to the performance by the Applicants of its obligations under this CCAA Plan and in accordance with Section 8.1 of the CCAA Plan, all contracts, leases, agreements and other arrangements to which the Applicants are a party and that have not been terminated or repudiated pursuant to the Initial Order will be and remain in full force and effect, unamended, as at the Implementation Date, and no Person who is a party to any such contract, lease, agreement or other arrangement may accelerate, terminate, rescind, refuse to perform or otherwise repudiate its obligations thereunder, or enforce or exercise any right (including any right of dilution or other remedy) or make any demand under or in respect of any such contract, lease, agreement or other arrangement and no automatic termination will have any validity or effect, by reason of:

(A)	any event that occurred on or prior to the Implementation Date and is not continuing that would have entitled such Person to enforce those rights or remedies (including defaults, events of default, or termination events arising as a result of the insolvency of the Applicants);

(B)	the insolvency of the Applicants or any affiliate thereof or the fact that the Applicants or any affiliate thereof sought or obtained relief under the CCAA, the CBCA or the Bankruptcy Code;

(C)	any of the terms of this CCAA Plan, the U.S. Plan or any action contemplated therein, including the Restructuring Transactions Notice;

(D)	any settlements, compromises or arrangements effected pursuant to this CCAA Plan or the U.S. Plan or any action taken or transaction effected pursuant to this CCAA Plan or the U.S. Plan; or

(E)	any change in the control of the Applicants or any affiliate thereof arising from the implementation of this CCAA Plan (including the Restructuring Notice) or the U.S. Plan and declare that any consent required under any such contracts, leases, agreements or other arrangements in respect of any such change of control be deemed satisfied;

(vi)	declare that the stay of proceedings under the Initial Order continues until the Implementation Date;

(vii)	approve all conduct of the Chief Restructuring Officer and the Monitor in relation to the Applicants and the U.S. Debtors and bar all Claims against them arising from or relating to the services provided to the Applicants and the U.S. Debtors prior to the date of the Sanction Order, save and except any liability or obligation arising from a breach of its duties to act honestly, in good faith and with due diligence;

(viii)	confirm the releases contemplated by Subsections 6.6(a), 6.6(b) and 6.6(c);

(ix)	enjoin the commencement or prosecution, whether directly, derivatively or otherwise, or any demands, claims, actions, causes of action, counterclaims, suits, or any indebtedness, liability, obligation or cause of action released and discharged pursuant to this CCAA Plan;

(x)	order that the BI DIP Lenders Charge will be released and discharged as of the Implementation Date upon receipt of acknowledgements from each of the BI DIP Lenders and the BI DIP Agent of payment in full of all BI DIP Claims; and

(xi)	order that all CCAA Charges, other than the BI DIP Lenders Charge, will be released and discharged as of the Implementation Date or earlier upon receipt of acknowledgements of payment in respect of the Claims secured thereby or adequate alternate arrangements satisfactory to the parties in whose favour such charges operate;

(c)	any other Order deemed necessary or desirable by ABH from the Bankruptcy Court, including an Order approving this CCAA Plan in the Chapter 15 Proceedings, or any other jurisdiction shall have been obtained;

(d)	all applicable appeal periods in respect of the Sanction Order and any other Order made by the Bankruptcy Court pursuant to Subsection 8.5(c) shall have expired and any appeals therefrom shall have been finally disposed of by the applicable appellate tribunal;

(e)	the Exit Loan Facilities and all related agreements and other documents shall have become effective subject only to the implementation of this CCAA Plan;

(f)	the Backstop Agreement in connection with the Rights Offering shall not have been terminated;

(g)	the following agreements, or any subsequent amendments, shall have been executed and ratified by all Unions, in a form and substance satisfactory to the Applicants:

(i)	Memorandum of Agreement between ABH and the Communications, Energy and Paperworkers Union of Canada dated March 7, 2010; and

(ii)	Memorandum of Agreement between ABH and the Syndicats affiliés à la FTPF/CSN des usines de Clermont, Alma, Kénogami et Laurentide dated March 13, 2010;

(h)	the following regulations shall have been adopted into in a form and substance satisfactory to the Applicants:

(i)	a special funding relief regulation pursuant to the Supplemental Pension Plans Act (Québec) for the benefit of ABH and its subsidiaries with respect to the funding of their defined benefit registered pension plans; and

(ii)	a special funding relief regulation pursuant to the Pension Benefits Act (Ontario) for the benefit of ABH and its subsidiaries with respect to the funding of their defined benefit registered pension plans;

(i)	all relevant Persons shall have executed, delivered and filed all documents and other instruments that, in the opinion of the Applicants, acting reasonably, are necessary to implement the provisions of this CCAA Plan and/or the Sanction Order;

(j)	subject to Subsections 8.5(k) and 8.5(l), all applicable approvals, certificates, rulings, permits, consents, notices and orders of, and all applicable submissions and filings with any or all Governmental Entities and stock exchanges having jurisdiction for the completion of the transactions contemplated by this CCAA Plan (including the transactions contemplated in this Section 8.5 as conditions to the implementation of the CCAA Plan) shall have been obtained or made, as the case may be, by the Applicants, in each case to the extent deemed necessary or advisable by the Applicants in form and substance satisfactory to the Applicants;

(k)	the shares of New ABH Common Stock shall be generally freely tradable in Canada under applicable Canadian securities Laws, except for restrictions on resale or transfer imposed by the Canadian securities authorities or the TSX on “control distributions” (as such term is defined in National Instrument 45-102 – Resale of Securities) and provided that in respect of the first trade of such securities, such trade is effected with no unusual effort being made to prepare the market or to create a demand for the securities that are subject to the trade, no extraordinary commission or consideration paid to a person or company in respect of the trade and if the selling securityholder is an insider or officer of Reorganized ABH or any Reorganized Debtors, the selling securityholder has no reasonable grounds to believe that any of Reorganized ABH or the Reorganized Debtors is in default of Canadian securities Laws;

(l)	all applicable approvals or consents from Governmental Entities in relation to the issuance or the assignment of Timber Supply and Forest Management

Agreements (TSFMAs) or tenure agreements, as the case may be, shall have been obtained by the Applicants or waived by such Governmental Entity on terms satisfactory to the Applicants; and

(m)	all conditions precedent to the implementation of the U.S. Plan but for the implementation of this CCAA Plan shall have been satisfied or waived.

8.6	Waiver of Conditions

Each of the conditions set forth in Section 8.5 above except for the conditions set forth in Subsections 8.5(a), 8.5(b) and 8.5(m), may be waived in whole or in part by the Applicants, or the other relevant parties to the documents and transactions referred to therein without any other notice to parties in interest or the Court and without a hearing. The failure to satisfy or waive any condition prior to the Implementation Date may be asserted by the Applicants regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or in action by the Applicants). The failure of the Applicants to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

8.7	Notices

Any notices or communication to be made or given hereunder to the Applicants or the Monitor shall be in writing and shall refer to this CCAA Plan and may, subject as hereinafter provided, be made or given by telecopier or e-mail addressed to the respective parties as follows:

(a)	if to the Applicants:

	Attention:	Chief Financial Officer & Chief Legal Officer
	Telecopier:	(864) 282-9219 and (514) 394-3644

with a copy to Stikeman Elliott LLP

	Attention:	Marc Barbeau and Sean Dunphy
	Telecopier:	(514) 397- 3222
	E-mail:	mbarbeau@stikeman.com and sdunphy@stikeman.com

(b)	if to the Monitor:

	Attention:	Alex F. Morrison
	Telecopier:	(416) 943-3300
	E-mail:	alex.f.morrison@ca.ey.com

with a copy to Thornton Grout Finnigan LLP

	Attention:	Robert Thornton and Rachelle F. Moncur
	Telecopier:	(416) 304-1313
	E-mail:	rthornton@tgf.ca and rmoncur@tgf.ca

or to such other telecopier or e-mail as any party may from time to time notify the others in accordance with this Section 8.7. All such notices and communications shall be deemed to have been received, in the case of notice by telecopier or e-mail prior to 5:00 p.m. (local time) on a Business Day, when received or if received after 5:00 p.m. (local time) on a Business Day or at any time on a non-Business Day, on the next following Business Day and, in the case of notice mailed as aforesaid. The unintentional failure by the Applicants to give any notice contemplated hereunder to any particular Affected Unsecured Creditor shall not invalidate this CCAA Plan or any action taken by any Person pursuant to this CCAA Plan.

Any notices or communications to be made or given hereunder by the Monitor or the Applicants to an Affected Unsecured Creditor may be sent by telecopier, e-mail, ordinary mail, registered mail, courier or telecopier transmission. An Affected Unsecured Creditor shall be deemed to have received any document sent pursuant to this CCAA Plan four (4) Business Days after the document is sent by ordinary or registered mail and on the Business Day immediately following the day on which the document is sent by courier, e-mail or telecopier transmission. Documents shall not be sent by ordinary or registered mail during a postal strike or work stoppage of general application.

Notices or communications may be mailed to an Affected Unsecured Creditor (i) to the address for such Affected Unsecured Creditor specified in the Notice of Dispute filed by an Affected Unsecured Creditor, or (ii) to the address listed in the Proof of Claim, or (iii) at the address set forth in any written notice of address changes delivered to the Disbursing Agent and the Monitor.

8.8	Severability of CCAA Plan Provisions

If, prior to the Implementation Date, any term or provision of this CCAA Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of the Applicants, which request shall be made in consultation with the Monitor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this CCAA Plan shall remain in full force and effect and shall in no way be Affected, impaired or invalidated by such holding, alteration or interpretation.

8.9	Revocation, Withdrawal or Non-consummation

The Applicants reserve the right to revoke or withdraw this CCAA Plan at any time prior to the Implementation Date and to file subsequent plans of reorganization or arrangement. If the Applicants revoke or withdraw this CCAA Plan, or if the Sanction Order is not issued, (a) this CCAA Plan shall be null and void in all respects, (b) any Claim, any settlement, compromise or release embodied in this CCAA Plan (including the fixing or limiting of any Claim to a certain amount), assumption or termination, repudiation of executory contracts or leases affected by this CCAA Plan, and any document or agreement executed pursuant to this CCAA Plan shall be deemed null and void, and (c) nothing contained in this CCAA Plan, and no act taken in preparation for consummation of this CCAA Plan, shall:

(a)	constitute or be deemed to constitute a waiver or release of any Claims by or against the Applicants or any other Person;

(b)	prejudice in any manner the rights of the Applicants or any Person in any further proceedings involving the Applicants; or

(c)	constitute an admission of any sort by the Applicants or any other Person.

8.10	Governing Law

This CCAA Plan shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein. Any questions as to the interpretation or application of this CCAA Plan and all proceedings taken in connection with this CCAA Plan and its provisions shall be subject to the exclusive jurisdiction of the Court.

8.11	Independence of Jurisdiction

Nothing contained herein shall be construed to increase, decrease or otherwise modify the independence, sovereignty or jurisdiction of the Court, the Bankruptcy Court or any other court or tribunal in Canada or the United States, including the ability of any such court or tribunal to provide appropriate relief under applicable law on an ex parte or “limited notice” basis.

8.12	Successors and Assigns

This CCAA Plan shall be binding upon and shall enure to the benefit of the heirs, administrators, executors, legal personal representatives, successors (including by merger, amalgamation, consolidation, conversion or reorganization or following any liquidation or dissolution) and permitted assigns of any Person named or referred to in Section 2.1.

SCHEDULE A

Applicants

Abitibi-Consolidated Inc.

Abitibi-Consolidated Company of Canada

3224112 Nova Scotia Limited

Marketing Donohue Inc.

Abitibi-Consolidated Canadian Office Products Holdings Inc.

3834328 Canada Inc.

6169678 Canada Incorporated.

4042140 Canada Inc.

Donohue Recycling Inc.

1508756 Ontario Inc.

3217925 Nova Scotia Company

La Tuque Forest Products Inc.

Abitibi-Consolidated Nova Scotia Incorporated

Saguenay Forest Products Inc.

Terra Nova Explorations Ltd.

The Jonquière Pulp Company

The International Bridge and Terminal Company

Scramble Mining Ltd.

9150-3383 Québec Inc.

Abitibi-Consolidated (U.K.) Inc.

Bowater Canadian Holdings Incorporated.

Bowater Canada Finance Corporation

Bowater Canadian Limited

3231378 Nova Scotia Company

AbitibiBowater Canada Inc.

Bowater Canada Treasury Corporation

Bowater Canadian Forest Products Inc.

Bowater Shelburne Corporation

Bowater LaHave Corporation

St. Maurice River Drive Company Limited

Bowater Treated Wood Inc.

Canexel Hardboard Inc.

9068-9050 Québec Inc.

Alliance Forest Products (2001) Inc.

Bowater Belledune Sawmill Inc.

Bowater Maritimes Inc.

Bowater Mitis Inc.

Bowater Guérette Inc.

Bowater Couturier Inc.

SCHEDULE B

New ABH Common Stock Allocation among Affected Unsecured Creditor Class

Affected Unsecured Creditor Class	Shares of New ABH Common Stock(1)(2)(3)	Percentage of New ABH Equity(1)(4)
1. ACI Affected Unsecured Creditor Class	4,292,279	4.4%
2. ACCC Affected Unsecured Creditor Class	20,498,391	21.1%
3. Saguenay Forest Products Affected Unsecured Creditor Class	5,947	0.0%
4. BCFPI Affected Unsecured Creditor Class	6,845,106	7.0%
5. BCFC Affected Unsecured Creditor Class	233,714	0.2%
6. Bowater Canadian Limited Affected Unsecured Creditor Class	8,508	0.0%
7. AbitibiBowater Canada Affected Unsecured Creditor Class	2	0.0%
8. Bowater Maritimes Affected Unsecured Creditor Class	44,806	0.0%
9. ACNSI Affected Unsecured Creditor Class	46,882	0.1%

(1)	Claims estimates are subject to change due to ongoing claims resolution.
(2)	Subject to dilution from management incentive plan and Rights Offering.
(3)	Only includes shares of New ABH Common Stock allocated to Affected Unsecured Claims, other than the 15.5% Senior Unsecured Notes Claims.
(4)	Assumes no holder of Affected Unsecured Claims have elected to receive shares of New ABH Common Stock.

SCHEDULE C

15.5% Senior Unsecured Notes Claims Share Allocation

Name of Applicants	Shares of New ABH Common Stock(1)(2)(3)	Percentage of New ABH Equity(1)(4)
1. Abitibi-Consolidated Inc.	409,436	0.4%
2. Abitibi-Consolidated Company of Canada	2,076,508	2.1%
3. Saguenay Forest Products	326,435	0.3%
4. 3224112 Nova Scotia Limited	0	0.0%
5. Marketing Donohue Inc.	0	0.0%
6. Abitibi-Consolidated Canadian Office Products Holdings Inc.	0	0.0%
7. 3834328 Canada Inc.	0	0.0%
8. 6169678 Canada Inc.	443	0.0%
9. Donohue Recycling Inc.	277	0.0%
10. 1508756 Ontario Inc.	0	0.0%
11. The Jonquière Pulp Company	6,203	0.0%
12. The International Bridge and Terminal Company	7,315	0.0%
13. Scramble Mining Ltd.	0	0.0%
14. Terra Nova Explorations Ltd.	1,933	0.0%
15. Abitibi-Consolidated (U.K.) Inc.	1,672,107	1.7%

(1)	Claims estimates are subject to change due to ongoing claims resolution.
(2)	Subject to dilution from management incentive plan and Rights Offering.
(3)	Only includes shares of New ABH Common Stock allocated to the 15.5% Senior Unsecured Notes Claims.
(4)	Assumes no holder of Affected Unsecured Claims have elected to receive shares of New ABH Common Stock.